SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a)

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MSC.Software Corporation

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MSC.Software Corporation 2 MacArthur Place Santa Ana, California 92707

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

Dear Stockholder:

MSC.Software Corporation (the “Company”) will hold its 2007 annual meeting of stockholders at The Omni Hotel, 676 N. Michigan Avenue, Chicago, IL 60611 on May 22, 2007, beginning at 2:00 p.m. Central Time. The items of business are:

1.	Election of two directors to serve for terms of three years and one director to serve for a term of one year.

2.	Ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for 2007.

3.	Such other matters as may properly come before the meeting.

Stockholders of record of the Company’s common stock at the close of business on April 2, 2007, are entitled to notice of, and to vote at, the meeting and any postponements or adjournments of the meeting.

Your Board of Directors recommends that you vote FOR the election of the Company’s nominees for director and FOR the ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for 2007.

The approximate date of mailing of this meeting notice and the accompanying proxy statement and proxy card(s) is April 11, 2007. A copy of our Annual Report to Stockholders (including our Annual Report on Form 10-K) for the year ended December 31, 2006, is also enclosed.

By Order of the Board of Directors,

John A. Mongelluzzo, Secretary

MSC.Software Corporation 2 MacArthur Place Santa Ana, California 92707

PROXY STATEMENT

FOR THE ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON MAY 22, 2007

PROXY SOLICITATION AND COSTS

We are furnishing this proxy statement to you in connection with the solicitation by the Board of Directors (the “Board”) of MSC.Software Corporation, a Delaware corporation (“we,” “us” or the “Company”), of the enclosed form of proxy for the Company’s annual meeting of stockholders to be held on May 22, 2007 at The Omni Hotel, 676 N. Michigan Avenue, Chicago, Illinois 60611, beginning at 2:00 p.m. Central Time. In addition to solicitation by mail, we may solicit proxies in person or by telephone, facsimile or electronic mail. Also, we have hired our transfer agent, Mellon Investor Services LLC (“Mellon”), to assist in the distribution of proxy materials and solicitation of votes for a fee of $7,500, plus reasonable out-of-pocket expenses. We will reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy and solicitation materials to our stockholders. We will pay all costs of preparing, assembling, printing and mailing these proxy materials and will pay all other costs of the solicitation of proxies by the Board. The approximate date of mailing of the meeting notice, this proxy statement and the enclosed proxy card(s) is April 11, 2007.

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING

Q:	Why am I receiving these materials?

A:	You are receiving this proxy statement and the accompanying proxy card because you own common stock of the Company and are entitled to vote at the 2007 annual meeting of stockholders. This proxy statement describes the proposals to be voted on at the annual meeting.

Q:	What are the proposals that I may vote on at the annual meeting?

A:	You may vote on the following proposals:

•	The election of two directors to serve for terms ending in 2010 and one director to serve for a term ending in 2008; and

•	The ratification of the appointment of Deloitte & Touche LLP (“Deloitte”) as the Company’s independent registered public accounting firm for 2007.

Q:	How does the Board recommend I vote?

A:	The Board recommends that you vote FOR the election of the director nominees identified in this proxy statement and FOR the ratification of the appointment of Deloitte.

Q:	Who is entitled to vote at the annual meeting?

A:	Record holders of the Company’s common stock at the close of business on April 2, 2007 (the “Record Date”) are entitled to notice of, and to vote at, the annual meeting and any postponements or adjournments of the annual meeting. On the record date, there were 44,222,573 shares of our common stock issued and outstanding. Shares of our common stock are sometimes referred to in this proxy statement as “shares.” Each share entitles the holder to one vote on each matter to be submitted to the stockholders at the annual meeting.

Q:	How do I vote?

A:	You may vote at the annual meeting either in person or by proxy. We suggest that you vote by proxy even if you plan to attend the meeting.

If your shares are held in your name, you can vote by proxy in one of three ways:

•	Via the Internet: The website address for Internet voting is printed on your proxy card. Internet voting is available 24 hours a day until 11:59 p.m., Eastern Time, on May 21, 2007;

•

By telephone: You may vote by telephone by calling the toll-free number listed on the enclosed proxy card. Telephone voting is available 24 hours a day until 11:59 p.m., Eastern Time, on May 21, 2007; or

•	In writing: Complete, sign, date and return your proxy card in the enclosed envelope so that it is received by 11:59 p.m., Eastern Time, on May 21, 2007.

If you hold shares in “street name” in a stock brokerage account or with a bank or other nominee, you will need to follow the instructions provided by your nominee to vote the street name shares.

IF YOU VOTE BY TELEPHONE OR VIA THE INTERNET, YOU DO NOT NEED TO RETURN YOUR PROXY CARD. Please see your proxy card or the information your bank, broker or other holder of record provided you for more information on these options.

If you vote by proxy, your shares will be voted in the manner you indicate at the annual meeting. If you sign your proxy card but do not specify how you want your shares to be voted, they will be voted FOR the election of the director nominees and FOR the ratification of Deloitte.

Q:	Can I revoke a previously granted proxy?

If your shares are held in your name, you may revoke your proxy at any time before voting begins at the annual meeting by:

•	Notifying our Secretary in writing of your decision to revoke your proxy;

•	Voting in person at the annual meeting;

•	Returning to us a later-dated proxy card; or

•	Submitting a later vote via the Internet or by phone.

If your shares are held in “street name,” you will need to follow the instructions provided by your bank, broker or other nominee to revoke your proxy or change your vote.

Q:	Who will count the votes?

A:	Representatives of Mellon will count the votes at the annual meeting.

Q:	Is my vote confidential?

A:	Proxy cards, Internet votes, telephone calls, ballots and voting tabulations that identify individual stockholders and that are mailed or returned directly to Mellon will be handled by Mellon in a manner that protects your voting privacy. Your vote will not be disclosed except: (i) as needed to permit Mellon to tabulate and certify the vote; (ii) as required by law; or (iii) in limited circumstances, such as a proxy contest. Additionally, all comments written on the proxy card or elsewhere will be forwarded to the Company, but your identity will be kept confidential unless you ask that your name be disclosed.

Q:	What if my shares are held in “street name”?

A:	If your shares are held in “street name” in a stock brokerage account or with a bank or other nominee, you are considered the beneficial owner of those shares and these proxy materials are being forwarded to you by your broker or nominee who is, with respect to those shares, the stockholder of record. As the beneficial owner, you have the right to direct your broker or nominee how to vote and you are also invited to attend the meeting. However, since you are not the stockholder of record, you may not vote these shares in person at the meeting unless you obtain a signed proxy from the record holder giving you the right to vote the shares. Your broker or nominee has enclosed or provided a voting instruction card for you to use in directing it how to vote your shares.

Q:	What does it mean if I get more than one proxy card?

A:	If your shares are registered differently or are in more than one account, you will receive more than one proxy card. If you intend to vote by mail, sign and return all proxy cards to ensure that all your shares are voted. If you intend to vote by telephone or via the Internet, do so in connection with each individual proxy card received. We encourage you to have all accounts registered in the same name and address (whenever possible). You can accomplish this by contacting Mellon.

Q:	What shares are included on the proxy card(s)?

A:	The shares on your proxy card(s) represent ALL of your shares.

Q:	How may I obtain a separate set of voting materials?

A:	If you share an address with another stockholder of the Company, you may receive only one set of proxy materials unless you have provided contrary instructions. If you wish to receive a separate set of proxy materials now or in the future, you may write or call us to request a separate copy of these materials from:

MSC.Software Corporation

Attn: John A. Mongelluzzo, Executive Vice President,

Business Administration, Legal Affairs and Secretary

2 MacArthur Place

Santa Ana, California 92707

(714) 540-8900 (800) 345-2078

We will promptly deliver any materials so requested. Similarly, if you share an address with another stockholder and have received multiple copies of these proxy materials, you may write or call us at the above address and phone number to request delivery of a single copy of these materials.

Q:	What is a “quorum” and how are votes counted?

A:	A “quorum” for the annual meeting is a majority of the issued and outstanding shares entitled to vote, and these shares may be present in person or represented by proxy. Shares voted via the Internet or by telephone or represented by properly executed proxies returned prior to the annual meeting will be counted toward the establishment of a quorum for the annual meeting even though they are marked “ABSTAIN” or “AGAINST” or “WITHHOLD AUTHORITY” on any or all matters, or are not marked at all. “Broker non-votes” are shares held of record by brokers or other nominees for which they have not received voting instructions from the beneficial owner with respect to a particular matter over which the broker or nominee does not have discretionary voting authority. Broker non-votes are counted toward the establishment of a quorum. If you do not return a proxy card and your shares are held in “street name,” your broker may be permitted, under the applicable rules of the self regulatory organizations of which it is a member, to vote your shares in its discretion on certain routine matters. The election of directors and the ratification of the appointment of Deloitte are considered routine.

Q:	What votes are required to approve the proposals at the annual meeting?

A:	Proposal 1: Election of Directors. The (a) two nominees for election to the class of directors whose terms end in 2010, and (b) one nominee for election to the class of directors whose terms end in 2008 who receive the most votes cast for nominees in their respective classes will be elected. Cumulative voting is not available. If you do not vote for a particular nominee, or if you withhold authority to vote for a particular nominee when voting your proxy, your vote will not count for or against the nominee. If any nominee becomes unavailable or unwilling to serve, the persons named in the proxy may vote for any substitute nominee designated by the Board; however, the Board at this time has no reason to expect that this will occur.

Proposal 2: Ratification of Appointment of Independent Registered Public Accounting Firm. The affirmative vote of a majority of the votes present at the annual meeting, either in person or by proxy, and entitled to vote on this proposal is required to ratify the appointment of Deloitte as the Company’s independent registered public accounting firm for fiscal year 2007. Abstentions will be counted as present and entitled to vote at the annual meeting and will have the effect of a vote against this proposal; broker non-votes are not counted as present and entitled to vote on this proposal and will not be included when determining whether the stockholders have approved this proposal.

Q:	How will voting on any other business be conducted?

A:	Although we do not know of any business to be considered at the annual meeting other than the proposals described in this proxy statement, if any other business is properly presented at the annual meeting, the proxy holders will vote as recommended by the Board or, if no recommendation is given, in their own discretion.

Q:	When are stockholder proposals for the 2008 annual meeting due?

A:	We currently anticipate that the 2008 Annual Meeting of Stockholders will be held in May of 2008. All stockholder proposals to be considered for inclusion in the proxy statement for the 2008 annual meeting must be submitted in writing to John A. Mongelluzzo, Executive Vice President, Business Administration, Legal Affairs and Secretary, MSC.Software Corporation, 2 MacArthur Place, Santa Ana, California 92707 by December 10, 2007. Any proposal received after this date will be considered untimely. Each proposal must comply with applicable law, Securities and Exchange Commission (“SEC”) rules and regulations and the Company’s Restated Bylaws.

A stockholder proposal to be presented by a stockholder at the 2008 annual meeting of stockholders but not submitted for inclusion in the Company’s proxy statement must be received by us not less than 30 nor more than 90 days prior to the meeting, unless we give less than 40 days’ prior notice of the 2008 annual meeting, in which case notice of the stockholder proposal must be received by us by the close of business on the tenth day after the date notice of the 2008 annual meeting is first mailed to stockholders. A stockholder submitting such a proposal must comply with the requirements of our Restated Bylaws and any applicable requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and rules and regulations thereunder.

PROPOSAL ONE

ELECTION OF DIRECTORS

The Company’s Board has three classes: Class I, currently consisting of three directors and Classes II and III, each currently consisting of one director. At the Company’s 2006 annual meeting, three Class I directors were elected for terms ending in 2007. Presently, the Board is comprised of the following members: Class I: Donald Glickman, William F. Grun and George N. Riordan; Class II: William J. Weyand; and Class III: Ashfaq A. Munshi. In January 2007, Mark A. Stevens and Masood A. Jabbar resigned from the Board. At the time of their resignations, Mr. Stevens was a member of Class II and Mr. Jabbar was a member of Class III. Following these resignations, the size of the Board was reduced to five.

The three directors whose terms expire at the 2007 annual meeting have been nominated for re-election as follows: Mr. Glickman and Mr. Grun for election to Class I, whose terms expire in 2010, and Mr. Riordan for election to Class II, whose terms expire in 2008. Each of the nominees has consented to serve if re-elected. The two nominees in Class I and the one nominee in Class II who receive the most votes cast for nominees in such class will be elected.

There are no family relationships among any of our directors, nominees for election and executive officers. Additional information with respect to the nominees and for each other Class II and Class III director is set forth below.

Your Board unanimously recommends that you vote FOR each of the nominees.

NOMINEES TO SERVE AS CLASS I DIRECTORS FOR TERMS EXPIRING AT THE 2010 ANNUAL MEETING

Name	Age*	Position Held with the Company and Principal Occupation(s)	For a Term Expiring In	Director Since
Donald Glickman	73	Partner of J. F. Lehman & Company, a private equity investment firm, since 1993; President of Donald Glickman & Company, a private investment firm, since 1992. [1]	2010	1998
William F. Grun	60	Private investor and consultant since 2003; Chief Executive Officer of RAS Innovations, a privately held company providing international outsourcing of research and development, in 2003; from 1996 to 1999, President and Chief Operating Officer of Optum Software, a privately held firm that developed software for supply chain management.	2010	1997

*	As of record date
[1]	Mr. Glickman is also a director of Monro Muffler Brake and is a Trustee of MassMutual Corporate Investors and MassMutual Participation Investors.

NOMINEE TO SERVE AS CLASS II DIRECTOR FOR A TERM EXPIRING AT THE 2008 ANNUAL MEETING

Name	Age*	Position Held with the Company and Principal Occupation(s)	For a Term Expiring In	Director Since
George N. Riordan	73	Managing Director of George Riordan Co., an investment banking firm, since 1991; Chairman of the Board of the Company from February 1997 to December 1998.	2008	1983

*	As of record date

CLASS II DIRECTOR SERVING FOR A TERM EXPIRING AT THE 2008 ANNUAL MEETING

Name	Age*	Position Held with the Company and Principal Occupation(s)	Term Expires	Director Since
William J. Weyand	62	Chairman of the Board and Chief Executive Officer (“CEO”) of the Company since February 2005; from January to June 2003, Chief Executive Officer of Pavilion Technologies, an enterprise neural network software company for advanced process control; from 1997 to 2001, Chairman and Chief Executive Officer of Structural Dynamics Research Corporation (“SDRC”), a product lifecycle management software company which was acquired by Electronic Data Systems Corporation in 2001. [1]	2008	2004

*	As of record date
[1]	Mr. Weyand is also a director and Vice Chairman of Pavilion Technologies.

CLASS III DIRECTOR SERVING FOR A TERM EXPIRING AT THE 2009 ANNUAL MEETING

Name	Age*	Position Held with the Company and Principal Occupation(s)	Term Expires	Director Since
Ashfaq A. Munshi	45	Chief Executive Officer and founder of eREinfo Inc., a provider of on-line real estate information and tools from July 2006 to present; Chief Executive Officer of Level5 Networks, a leading innovator of high performance ethernet network interface cards, from December 4, 2005 until its merger with Solare Flare Inc. on May 15, 2006; founder, Chief Executive Officer and Chairman of Radiance Technologies, Inc., an enterprise software company, from 2000 to 2005; founder, Chief Executive Officer and Chairman of Specialty MD.com, a medical e-marketplace company, from 1998 to 2000; in 1998, advisor to Supply Base Inc., a supplier bid and supplier information company.	2009	2005

*	As of record date

CORPORATE GOVERNANCE

Board Independence and Meetings

We are listed on The NASDAQ Global Market (“NASDAQ”). In accordance with NASDAQ’s categorical requirements of Board independence, a director may not have any material relationship with us (other than as a director) that would interfere with him carrying out the responsibilities and duties of a director.

The Board annually reviews the independence of our directors. During this review, the Board considers transactions and relationships between each director and/or any member of his or her immediate family (or any entity of which a director or an immediate family member is an executive officer, general partner or significant equity holder) and the Company (and its subsidiaries and affiliates). The purpose of this review is to determine whether any such relationships or transactions existed that were inconsistent with a determination that the director is independent. As a result of this review, the Governance and Nominating Committee and the Board affirmatively determined that Donald Glickman, William F. Grun, George N. Riordan and Ashfaq A. Munshi are each independent.

There are currently no, and since the beginning of our 2006 fiscal year have not been any, relationships between the Company’s independent directors and the Company that are disclosable under Item 404 of SEC Regulation S-K. Further, there are not, and have not been in the last fiscal year, any transactions or relationships between the independent directors and the Company that were considered in determining the independence of such directors that are not disclosable under Item 404 of Regulation S-K.

Director Attendance at Annual Meetings

Our directors are encouraged to attend all annual meetings of the Company’s stockholders. Our last annual meeting was held on September 25, 2006, and all then incumbent directors attended the meeting.

Board Meetings, Committees and Committee Composition

Our Board held eight meetings during 2006. All of our directors attended at least 75% of the total meetings of the Board and the committees on which he served during the year during the periods he served. Although the full Board considers all major decisions of the Company, the Board has established three standing committees:

•	Audit Committee

•	Governance and Nominating Committee

•	Compensation Committee

The membership during the last fiscal year and the functions of each of the committees are described below. Each of the committees operates under a written charter adopted by the Board.

Audit Committee. The Audit Committee is currently comprised of Messrs. Glickman, Grun and Munshi, with Mr. Glickman serving as Chairman. The Audit Committee met ten times during 2006. The Board has determined that each of the directors who presently serves on the committee is an independent director under applicable NASDAQ rules and SEC Rule 10A-3, is able to read and understand fundamental financial statements as required by NASDAQ rules, and is an “audit committee financial expert” under applicable SEC rules.

The Audit Committee works closely with management as well as with the Company’s independent auditors. The Audit Committee oversees our internal accounting and operational controls and our financial and regulatory reporting; selects our independent auditors and assesses their performance on an ongoing basis; reviews our interim and year-end financial statements and audit findings with management and independent auditors; reviews our general policies and procedures regarding audits, accounting and financial controls; reviews the scope and results of the auditing engagement and the extent to which we have implemented changes suggested by the auditors; reviews the results of each audit by our independent auditors and discusses with them any factors that may affect their independence, including, without limitation, the provision of any non-audit services; performs other oversight functions as requested by the full Board; and reports activities performed to the full Board. The Audit Committee has the authority to obtain advice and assistance from, and receive appropriate funding from the Company for, outside legal, accounting or other advisors as the Audit Committee deems necessary to carry out its duties.

All audit-related services, tax services and other services provided by Deloitte in 2006 were pre-approved by the Audit Committee, which concluded that the provision of such services was compatible with the maintenance of Deloitte’s independence in the conduct of its auditing functions. The Audit Committee’s charter provides for pre-approval of all audit and permitted non-audit services by the Audit Committee. The charter authorizes the Audit Committee to delegate to one or more of its members pre-approval authority with respect to audit services and permitted non-audit services.

The Audit Committee’s report is included in this Proxy Statement under the heading “Report of the Audit Committee” below. The Audit Committee is governed by a charter which was most recently amended and restated on November 8, 2005, a copy of which is attached to this proxy statement as Appendix A. The charter is also available on the “Corporate-Investor Relations-Corporate Governance” page of our website at http://www.mscsoftware.com.

Governance and Nominating Committee. Currently the Governance and Nominating Committee is comprised of Messrs. Grun, Riordan and Glickman, each of whom the Board has determined is independent under applicable NASDAQ rules, with Mr. Grun serving as Chairman. The Governance and Nominating Committee met five times during 2006.

The Governance and Nominating Committee identifies individuals qualified to become Board members consistent with criteria approved by the Board; oversees the organization of the Board to discharge the Board’s duties and responsibilities properly and efficiently; and identifies best practices and recommends corporate-governance principles, including giving proper attention, and effective responses, to stockholder concerns regarding corporate governance. Other specific duties and responsibilities of the Governance and Nominating Committee include: annually assessing the size and composition of the Board; developing membership qualifications for Board committees; defining specific criteria for director independence in the context of applicable SEC and other regulatory requirements; monitoring compliance with Board and committee membership criteria; annually reviewing and recommending directors for continued service; coordinating and assisting management and the Board in recruiting new Board members; recommending Board committee assignments; and overseeing the evaluation of the Board and management.

The Governance and Nominating Committee is governed by a charter which was most recently amended and restated on November 8, 2005, a copy of which is attached to this proxy statement as Appendix B. The charter is also available on the “Corporate-Investors Relations-Corporate Governance” page of our website at http://www.mscsoftware.com.

Compensation Committee. The Compensation Committee is currently comprised of Messrs. Munshi, Riordan and Grun, each of whom is independent under NASDAQ listing standards, with Mr. Munshi as the Chairman. In addition, each member of the Compensation Committee qualifies as a “non-employee director” under Rule 16b-3 of the Exchange Act and as an “outside director” under Section 162(m) of the Internal Revenue Code. The Compensation Committee met 14 times during 2006.

The Compensation Committee reviews, evaluates and makes recommendations to the Board on the Company’s overall compensation policies. Other duties of the Compensation Committee include: reviewing and approving goals and objectives relevant to the CEO’s compensation, evaluating the CEO’s performance in light of those goals and objectives, and setting the CEO’s compensation level, including salary, participation in incentive plans and other benefits; considering and approving the compensation arrangements for our other executive officers, including salary, participation in incentive plans and other benefits; and administering our incentive compensation plans. The Compensation Committee has discretion to delegate its powers and duties to one or more subcommittees.

A discussion of the processes and procedures of the Compensation Committee in establishing executive officer and director compensation is set forth in detail under the heading “Compensation Discussion and Analysis” in this proxy statement.

The Compensation Committee’s report is included in this Proxy Statement under the heading “Report of the Compensation Committee” below. The Compensation Committee is governed by a charter which was most recently amended and restated on March 15, 2007, a copy of which is attached to this proxy statement as Appendix C. The charter is also available on the “Corporate-Investor Relations-Corporate Governance” page of our website at http://www.mscsoftware.com.

Compensation Committee Interlocks and Insider Participation

No director who served on the Compensation Committee during 2006 currently is, or during 2006 was, an officer or employee of the Company or had any relationship requiring disclosure by us under Item 404 of SEC Regulation S-K. In addition, no member of the Compensation Committee is, or during 2006 was, employed by a company whose board of directors includes or included a member of our management.

Consideration of Director Nominees

Director Qualifications. Our Policy and Procedure on Evaluating Candidates for the Board contain Board-membership criteria that apply to individuals recommended by the Governance and Nominating Committee for a position on the Board. Under these criteria, members of the Board should have the highest professional and personal ethics and values, consistent with our long-standing values and standards. They should also be committed to enhancing stockholder value and have sufficient time to carry out their duties as a director and to provide insight and practical wisdom based on experience. Each director must represent the interests of our stockholders.

Identifying and Evaluating Nominees for Directors. The Governance and Nominating Committee utilizes a variety of methods for identifying and evaluating nominees for election as directors. The Governance and Nominating Committee periodically assesses the appropriate size of the Board and whether any vacancies on the Board are expected due to retirement or otherwise. In the event that vacancies are anticipated or otherwise arise, the Governance and Nominating Committee considers various potential director candidates. Candidates may come to the attention of the Governance and Nominating Committee through current Board members, stockholders, professional search firms or other persons. These candidates are evaluated at regular or special meetings of the Governance and Nominating Committee and may be considered at any point during the year. In evaluating such nominations, the Governance and Nominating Committee seeks to achieve a balance of knowledge, experience and capability on the Board.

The Governance and Nominating Committee will consider director candidates recommended by stockholders equally and using the same criteria as nominees recommended by the committee or other sources. Any stockholder wishing to recommend a director candidate should follow the procedures described below under the heading “Communications with the Board.”

Communications with the Board

Individuals may communicate with the Board in several ways. One method is by sending an e-mail to the Board at bod@mscsoftware.com. Communications that are sent to this e-mail account are routed to the attention of both the Chairmen of the Governance and Nominating Committee and Audit Committee and the Secretary of the Company. Persons interested in communicating directly with the Company’s directors or with the non-management directors as a group may write to the particular director or group of directors at, MSC.Software Corporation, 2 MacArthur Place, Santa Ana, California 92707. The Secretary of the Company reviews all correspondence and is responsible for forwarding to the Chairman of the Audit Committee a summary of all such correspondence and copies of all correspondence that, in the opinion of the Secretary, deals with the functions of the Board or committees thereof or that he otherwise determines requires their attention. The Chairman of the Audit Committee then forwards such summaries and correspondence to the full Board. Directors may at any time review a log of all correspondence received by the Company that is addressed to members of the Board and request copies of any such correspondence.

The Audit Committee has established procedures for the receipt, retention and treatment of complaints received by the Company regarding the Company’s accounting, internal accounting controls or auditing matters, and for the confidential, anonymous submission by Company employees of concerns regarding questionable accounting or auditing matters. The MSC.Software AlertLine is a confidential, toll-free telephone service line that provides a safe communication channel for asking questions or raising concerns, and it is available 24 hours a day, seven days a week, to Company staff worldwide at (888) 475-6843.

Lead Director and Executive Sessions

In March 2003, the Board created the position of Lead Director. Our independent directors annually appoint the Lead Director, and appointed Mr. Glickman to serve in this position for 2006 and again for 2007.

The Lead Director’s primary responsibilities are to:

•	Assist the Board in assuring compliance with and implementation of our corporate governance guidelines.

•	Act as the principal liaison between independent directors and the Chief Executive Officer on certain issues.

•	Coordinate the agenda for and chairing executive sessions of the independent directors.

Executive sessions of the independent directors are held at least four times a year. The sessions are coordinated and chaired by the Lead Director. Any independent director can request that an additional executive session be scheduled.

Director Compensation

Directors who also serve as our employees or officers do not receive any additional compensation for Board service. Directors who are not our officers or employees (“non-employee directors”) receive a $25,000 annual retainer. In addition, the Chairmen of the Governance and Nominating Committee and the Compensation Committee each receive $7,500 per year, and the Chairman of the Audit Committee receives $20,000 per year, in additional retainers. The Lead Director receives an additional $20,000 annual retainer. Directors also receive $3,500 for each Board meeting attended and $1,750 for each committee meeting attended. Non-employee directors are reimbursed for all expenses incurred in connection with attendance at meetings of the Board and the performance of Board duties. Directors are subject to our Stock Ownership Guidelines as described under the heading “Stock Ownership Guidelines” in the Compensation Discussion and Analysis below.

Non-employee directors are eligible to participate in our Non-Employee Director Program. Under this program, non-employee directors currently receive a grant of options to purchase 15,000 shares of our common stock upon election to the Board. In addition, non-employee directors currently receive an annual grant of 10,000 options on the first business day of each calendar year. Prior to October 26, 2006, the option grant levels for new and continuing non-employee directors had been 10,000 options and 5,000 options, respectively. On January 3, 2006, each of our non-employee directors then in office was granted 5,000 options at an exercise price per share of $16.80, the closing price of our shares on that date. Options granted to our non-employee directors currently have a ten-year maximum term and are subject to a one-year vesting schedule. Prior to October 26, 2006, the options granted to our non-employee directors in 2006 had a five-year maximum term and were subject to a one-year vesting schedule.

The table below sets forth information on the compensation we paid to our directors, other than Mr. Weyand, during fiscal year 2006. The compensation paid to Mr. Weyand, who is also one of our employees, is presented below in the Summary Compensation Table and the related explanatory tables. Mr. Weyand does not receive any compensation for his service as a director.

Fiscal Year 2006 Director Compensation Table

Name	Fees Earned or Paid in Cash ($) [1]	Stock Awards ($)	Option Awards ($) [2]	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($) [3]
Donald Glickman	100,250	—	37,607	—	—	—	137,857
William F. Grun	73,500	—	37,607	—	—	—	111,107
Philip B. Livingston [3]	35,250	—	61,104	—	—	—	96,354
Masood A. Jabbar [4]	88,750	—	77,869	—	—	—	166,619
Ashfaq A. Munshi	79,750	—	77,869	—	—	—	157,619
George N. Riordan	57,000	—	37,607	—	—	—	94,607
Gregory P. Spivy [5]	37,750	—	37,607	—	—	—	75,357
Mark A. Stevens [6]	101,750	—	37,607	—	—	—	139,357

[1]	Fees earned or paid in cash include annual retainer, committee retainers, meeting fees, lead director fees and chairman fees.

[2]

The expense incurred by us in 2006, as determined under Financial Accounting Standards 123R (“FAS 123R”), for outstanding awards granted to non-employee directors. On January 3, 2006, each of our non-employee directors received an annual grant of 5,000 stock options for their service to the Company. The aggregate expense we incurred for option awards granted on January 3, 2006 (as valued under FAS 123R) was $37,650 as determined using Black Scholes Merton valuation technique and which applied the following assumptions: (i) a volatility rate of 49.1%; (ii) an expected option life of 6.3 years (the assumption for the expected life of all options, provided the director options granted in January 2006 had a term of five years); (iii) a dividend rate of zero and (iv) a risk free interest rate of 4.5%. The following table presents the number of outstanding and unexercised option awards held by each of our non-employee directors as of December 31, 2006. None of our non-employee directors held any outstanding stock awards as of December 31, 2006. More information on the expensing of our options can be found in footnote 10 to Consolidated Financial Statements in our 2006 Annual Report.

Name	Outstanding Options as of 12/31/06
Donald Glickman	23,000
William F. Grun	23,000
Philip B. Livingston	0
Masood A. Jabbar	15,000
Ashfaq A. Munshi	15,000
George N. Riordan	23,000
Gregory P. Spivy	0
Mark A. Stevens	20,000

[3]	Mr. Livingston resigned as a director effective June 5, 2006.
[4]	Mr. Jabbar resigned as a director effective January 13, 2007.
[5]	Mr. Spivy resigned as a director effective May 26, 2006.
[6]	Mr. Stevens resigned as a director effective January 14, 2007.

Code of Ethics

The Board has adopted the MSC Corporate Code of Business Conduct and Ethics, which applies to all Company offices worldwide, including all of our directors, officers, employees and agents. In addition, we have adopted a related policy, the MSC.Software Corporation Code of Business Conduct and Ethics that applies to our CEO and senior financial officers (which includes our CFO, controller and other persons performing similar functions). Both of these codes of conduct, including future amendments, are available free of charge on the “Corporate-Investor Relations-Corporate Governance” page of our website at http://www.mscsoftware.com or by writing to us at MSC.Software Corporation, 2 MacArthur Place, Santa Ana, California 92707, Attention: Corporate Secretary.

Section 16(a) Beneficial Ownership Reporting Compliance

To our knowledge, based solely on a review of the forms furnished to us and written representations that no other forms were required, during 2006, all filing requirements applicable to officers, directors and greater than 10% beneficial owners of the Company under Section 16(a) of the Exchange Act were complied with.

EXECUTIVE COMPENSATION

Executive Officers of the Company

The following table contains certain information about our executive officers other than Mr. Weyand, whose information is provided above under the heading “Proposal One—Election of Directors.” John J. Laskey, our Executive Vice President and CFO, has announced his retirement which will be effective April 30, 2007.

Name	Age*	Position(s) Held with the Company and Previous Employment
Glenn R. Wienkoop	60	President and Chief Operating Officer since August 2005; President and Chief Operating Officer of BDNA Corporation, a software solution provider of IT asset management and governance, from July 2004 to August 2005; President and Chief Operating Officer of Portal Software, Inc., a software solution provider of billing and revenue management solutions for telecommunications, from 2001 to 2004; and from 2000 to 2001, President and Chief Operating Officer of SDRC.

John J. Laskey	57	Executive Vice President, Chief Financial Officer since 2004; Vice President and Chief Financial Officer of Webplan, Inc., a provider of operational planning tools, from April 2001 to March 2003; from October 1998 to February 2001, Vice President and Chief Financial Officer of Quest Software, Inc., a provider of application management software; and prior to 1998, served in various financial management positions at Continuus Software Corporation, Starbase Corporation, File Net Corporation and MAI/Basic Four, Inc.

John A. Mongelluzzo	48	Executive Vice President, Business Administration, Legal Affairs and Secretary since March 2005; Of Counsel for the law firm of Vorys, Sater, Seymour and Pease LLP from 2002 to 2005; and from 1986 to 2001, served in various positions at SDRC, most recently as Senior Vice President, General Counsel and Secretary.

*	As of record date

Compensation Discussion and Analysis

The Compensation Committee. The Compensation Committee reviews and approves the compensation of our executives, including the executive officers listed in the Summary Compensation Table below (referred to in this proxy statement as the “named executive officers”). During 2006, former directors Gregory P. Spivy and Masood A. Jabbar each served as Chairman of the Compensation Committee for a period of time. In addition, former director Mark A. Stevens served as a member of the Compensation Committee during all of 2006. Currently, the Compensation Committee is comprised of Ashfaq A. Munshi, Chairman, along with George N. Riordan and William F. Grun. Each member of the Compensation Committee during 2006 was independent (as determined under NASDAQ listing standards) during the period in which he served.

The Compensation Committee operates under a charter which defines the Committee’s role and responsibilities. A copy of the charter is attached to this proxy statement as Appendix C. The charter provides that the Company’s compensation policies should be designed to provide overall competitive pay and benefits, create proper incentives to enhance the value of the Company, and reward superior performance. These policies are designed to allow us to recruit and retain superior talent and enhance our value by creating a significant and direct relationship between an executive’s pay and the executive’s performance.

During 2006, the Compensation Committee undertook several actions, including:

•	Hiring independent compensation consultants to advise on executive compensation issues and long-term incentive grant programs;

•	Aligning our bonus structure to relate directly to Company financial performance;

•	Implementing an equity grant program under our recently adopted 2006 Performance Incentive Plan;

•	Formulating performance conditions for certain equity award grants to executives and senior management;

•	Negotiating a new employment agreement with William J. Weyand, our CEO, which more closely aligns Company performance with his compensation; and

•	Approving grants of equity awards to the Company’s employees.

Compensation Consultants. The Compensation Committee has the authority by its charter to engage the services of outside consultants, and early in 2006 the Committee engaged Pearl Meyer & Partners to analyze our executive and senior management compensation. In addition, Pearl Meyer & Partners conducted a separate competitive assessment of the compensation of our CEO, and ultimately was involved in structuring of Mr. Weyand’s new employment agreement.

In addition to Pearl Meyer & Partners, the Compensation Committee retained PricewaterhouseCoopers LLP (“PricewaterhouseCoopers”) to assist it in determining an appropriate long-term incentive grant program for employees. As of September 2006, we were current in our SEC filings and were listed on NASDAQ. Consequently, for the first time in almost three years we were in a position to make broad based equity awards to our employees. Following approval of our 2006 Performance Incentive Plan by our stockholders, the Compensation Committee worked to determine appropriate equity awards and in late October 2006 approved a substantial number of award grants to our employees, including each of the named executive officers (other than Mr. Weyand). PricewaterhouseCoopers provided guidance on the nature and size of these awards.

Management Assistance to the Compensation Committee. The Committee works with the CEO and his staff to schedule meetings, frequently to coincide with Board meetings. Management provides Committee members requested materials in advance of meetings and the CEO works with the Committee to establish meeting agendas. As appropriate, the Committee meets with the CEO, the Vice President of Human Resources, in-house legal counsel and other officers of the Company. As it may determine, the Committee also meets without management present.

The Compensation Committee makes all final compensation decisions regarding our CEO, the other executive officers and certain other high ranking employees. To assist in its deliberations, the CEO provides the Committee an evaluation of and compensation recommendations for the other executive officers and other employees.

Compensation Philosophy and Objectives. We strive for total executive compensation at levels that motivate our executive officers to achieve long-term strategic business objectives and that allow us to attract and retain talented management. We believe that a combination of fixed and variable compensation allows us to attract and retain executives while rewarding executives for achieving specific results that lead to increased stockholder value. Our long-term compensation, which consists of various equity awards, aligns the interests of our executives with our stockholders and rewards and motivates our executives to perform over a longer period of time. We further believe that supplemental benefits and perquisites which reward executives without regard to performance should be reasonable under the circumstances and that some level of supplemental benefits are appropriate for high ranking executives and are necessary to remain competitive. We do not generally consider past compensation or amounts payable from prior compensation in setting new elements and levels of compensation.

During 2005 we recognized that we had a new executive management team in place that had to undertake certain actions to position us for the future. Accordingly, our 2005 compensation program rewarded achievement goals that were not directly related to Company earnings. With many of these goals completed or nearly completed by early 2006, we returned to emphasizing earnings and revenue growth in our compensation programs for 2006.

Elements of Compensation. Our executive program consists of the following elements:

•	Fixed-Base Salary:

Fixed-base salary is the foundation of our executive compensation program. A fixed-base salary provides our executives with steady regular payments in return for services provided to the Company. In determining and reviewing base salaries, we consider the executive’s experience, performance and scope of responsibilities, as well as competitive salary practices and Company resources.

•	Performance-Based Annual Cash Bonus:

The annual bonus program provides our executive officers and management an opportunity to earn a cash bonus based on satisfaction of certain performance-based criteria for the fiscal year as determined by the Compensation Committee. Performance goals under the annual plan are tied to measures of operating performance or specific tangible business goals rather than appreciation of stock price. The Compensation Committee believes that the annual cash bonus program provides the executive officers and management financial motivation to meet these performance targets.

•	Equity Awards:

While salary and annual bonus reward short-term performance, we believe that the executive team and management should be provided financial incentives to increase Company performance over the long-term. We believe that equity compensation is the most effective means to link the interests of our stockholders and our executive officers and management. In 2006 we elected to use restricted stock units as our primary equity compensation tool. We granted both performance-based restricted stock units (“PSUs”) and time-based restricted stock units (“RSUs”). These units are payable in shares of our common stock following the vesting date. We believe both the PSUs and the RSUs have a strong retention element because they provide a tangible benefit to the executive irrespective of stock price (i.e., in contrast to stock options where no value is realized if there is no appreciation in stock price), while at the same time delivering enhanced benefits to the extent stock price appreciates.

The vesting of the PSUs is determined based on our attainment of specified levels of year-over-year license revenue growth during each of 2007, 2008 and 2009. A portion of the award is eligible to vest each year based on the Company’s actual performance for that year. If the threshold performance level is not met for a particular year, the PSUs eligible to vest for that year will terminate. The Compensation Committee believes that the PSUs create added incentives for the executive team and senior management to increase license revenue growth, a key metric to our success. The Compensation Committee believes that it is very likely that we will grow revenue over the next three years and therefore at least a portion of the PSUs will vest; however we had negative license growth in 2006.

The RSUs vest ratably in annual installments over three years following the grant date, subject to the executive’s continued employment with the Company. These RSUs create incentives for executives as they share in any appreciation of the stock price.

•	Supplemental Benefits and Perquisites:

While generally speaking we provide very few supplemental benefits and perquisites, we maintain certain programs for the benefit of our executive officers and other high ranking managers.

Executive Compensation Practices and Benchmarking. We design our executive compensation program in accordance with our goal to attract, motivate and retain our executives. While we design these programs to fall within certain benchmarks relative to the Peer Group, the Compensation Committee considers various other factors, including range of responsibilities, expertise, experience and the recommendation of the CEO (except in the case of his own compensation).

In 2006, the Compensation Committee used Pearl Meyer & Partners to benchmark the total compensation payable to our executives and other members of senior management. The Company benchmarks each material element of compensation (base salary, bonus and equity-based awards) against other companies in a similar peer group, all based on available survey data as analyzed by Pearl Meyer & Partners. Our peer group in 2006 was comprised of software companies of comparable size, and included Aspen Technology, Inc., Epicor Software Corp., Filenet Corp., I2 Technologies, Inc., Intergraph Corporation, Mentor Graphics Corp., JDA Software Group, Inc., Lawson Software, Inc., Manhattan Associates, Inc., MicroStrategy, Inc., SERENA Software, Inc. and SPSS, Inc. (collectively, the “Peer Group”). The median revenue of the Peer Group was approximately $274 million and the median market capitalization was $762 million. As of December 31, 2006, our annual revenue was approximately $259 million and our market capitalization was approximately $670 million.

(A) Salary. We target executive base salaries at the 55th percentile of the Peer Group. All of our executives were within 10 percent of the 55th percentile, except that the Compensation Committee determined that the duties of one officer extended well beyond typical duties for his position and therefore no meaningful benchmarking was possible.

Our executives’ salaries are reviewed annually by the Compensation Committee. Salary increases are based on an evaluation of the individual’s performance and level of pay as compared against the Peer Group. Merit increases have historically taken place in February or March and have been retroactive to the beginning of the year. Further, while the annual bonus award is tied to performance criteria and is therefore by its nature variable, we have not in the past and have no plans in the future to decrease an executive’s base salary based on performance.

In March 2006, based on individual performance, the competitive assessment undertaken by Pearl Meyer & Partners and the overall consideration of our Company performance, the Compensation Committee increased salaries for (i) Glenn Wienkoop (President and Chief Operations Officer) from $330,000 to $370,000, (ii) John Laskey (then serving as Senior Vice President and Chief Financial Officer) from $285,000 to $310,000, and (iii) John Mongelluzzo (then serving as Senior Vice President, Business Administration, Secretary and General Counsel) from $275,000 to $300,000. Subsequently, Mr. Mongelluzzo and Mr. Laskey were each promoted to Executive Vice President, although those promotions did not affect their respective salaries.

We target total potential annual cash compensation, which includes annual salary and bonus, at the 65th percentile of the Peer Group. Our officers all fell within this range except the one officer whose broader responsibilities prevented meaningful benchmarking.

(B) Bonus. Annual bonuses for executives are determined based upon achievement of certain Company goals established by the Compensation Committee. In 2005 the Compensation Committee established goals that were aimed at strengthening our foundation during a transition period. These goals included creating a new management team, completing the restatement of our financial statements, retaining a significant number of alliance partners, reducing general and administrative expenses and geographic expansion. With many of these goals met in 2005, for 2006 the performance measures used to determine bonuses focused on rewarding our financial growth. The target bonus percentages for executives are determined through comparisons to the Peer Group, and in 2006 each of our named executive officers was eligible for a maximum bonus of 200% of their target bonus. The Compensation Committee has discretion in individual circumstances to adjust any bonus payable to executives and senior management to a lower or higher number based on its subjective analysis of the individual executive’s performance, and the Committee has used this discretion in the past to adjust bonuses, although it did not do so in 2006.

Annual bonuses are generally paid only if specified minimum threshold levels are achieved. The bonus amounts currently payable to the named executive officers for target and maximum levels of performance are as follows:

Executive Officer	Target Bonus Percent	Bonus at Top Level Performance
William J. Weyand	120% of base salary	200% of base salary
Glenn R. Wienkoop	70% of base salary	140% of base salary
John J. Laskey	60% of base salary	120% of base salary
John A. Mongelluzzo	60% of base salary	120% of base salary

In June 2006 the Compensation Committee established performance criteria for the executive officers and other high ranking managers eligible to participate in the Company’s Executive Bonus Program for 2006. The plan adopted revenue and operating profit as the criteria for payment of bonuses. The Committee selected these two criteria because it determined they would motivate profitable business growth consistent with aggressive financial objectives of growth and managed expenses. Each of these two criteria was considered independently and each was equally weighted. The Company did not meet the established threshold in either of these two categories.

In March 2007, the Compensation Committee met and determined that the Company did not meet either minimum threshold under the Executive Bonus Program and that no bonus would be paid to any executive officer.

(C) Equity Awards. The Company provides its long-term compensation through equity grants. Prior to September 2006, we were not generally able to make broad-based equity awards to employees, although executives and members of senior management received certain equity awards in connection with their initial employment and for retention purposes. In September 2006, out stockholders approved our 2006 Performance Incentive Plan, which provided considerable flexibility to grant equity awards. Accordingly, in October 2006 the Compensation Committee approved grants of RSUs and PSUs to executives, senior management and to selected high-performing employees. The Compensation Committee determined that members of senior management (vice president and higher) should receive a mix of PSUs and RSUs (generally split into half PSUs and half RSUs) because this would further motivate these Company leaders to improve license revenue growth. The Committee also determined that employees that were not at this high level should receive RSUs only because they had less control over license revenue growth and were nevertheless still incentivized through the RSUs to improve the Company’s stock price and overall profitability. This was the first time the Company had made a broad-based grant of RSUs and PSUs. It did so because the type of award minimized the expense to the Company. It also provided a more ascertainable reward to the employees as RSUs and PSUs have a value upon vesting in contrast to stock options which have value that can be realized on vesting only if and to the extent the price of the underlying stock increased above the exercise price at which the options are granted. The Committee also believed that the grant levels should be higher than would otherwise be customary for annual grants because broad based grants had not been made since 2004.

(D) Perquisites. Each executive officer receives a car allowance and participates in the Company Executive Medical Plan which effectively maintains health insurance at no cost for participants. In addition, each executive officer participates in the Company’s Supplemental Retirement and Deferred Compensation Plan which provides a mechanism for additional retirement savings and along with the company match to the MSC Deferred Contribution Plan (the Company 401(k) plan) provides a level of retirement benefits comparable to the benefits that were available under the Company Profit Sharing Plan that was discontinued in 2004. We maintain no pension plan for our executive officers. Finally in 2006, we paid for Mr. Wienkoop’s relocation expenses and in 2007, we paid Mr. Wienkoop an additional payment for tax incurred by him related to these relocation expense payments. We believe that these benefits, while important to attracting and retaining our executives, and for the Company to remain competitive in the marketplace are modest in the totality of the compensation.

CEO Compensation. On February 10, 2005, we entered into an employment contract with Mr. Weyand (the “employment contract”). At the time, the Board believed we needed new executive management and determined that Mr. Weyand had the experience and leadership ability to stabilize and reposition the Company during a period of transition. In order to induce Mr. Weyand to join the Company, we agreed to an employment contract with a two-year term and pursuant to which Mr. Weyand received an annual salary of $485,000 and a target incentive bonus opportunity of his base salary. In addition, he purchased 50,000 restricted shares at $11.73 per share (the then market price) and, in conjunction with this purchase, was granted 200,000 restricted stock units that have since vested, and been settled on a one-for-one basis in our shares. He also received 450,000 stock options at an exercise price of $9.89, the closing market price of our shares on the grant date. The options vested in two equal installments on the first and second anniversary of the grant date. Mr. Weyand also received 100,000 Performance Stock Unit Awards upon joining the Company which were to vest and be exchanged for our shares if, within two years after the grant date, either (i) our stock price closed at $15.00 or more each trading day over a period of at least 30 consecutive trading days while listed on NASDAQ or (ii) we were sold at a per share price of $15.00 or more. This closing price performance criteria was satisfied as of February 8, 2007, and Mr. Weyand’s Performance Stock Unit Awards were settled in our shares.

The cash compensation, stock options and other equity paid or provided to Mr. Weyand under the employment contract were the result of negotiations between the Compensation Committee and Mr. Weyand. The Committee concluded that it was critically important to our future to retain an executive with the experience and background of Mr. Weyand. The Committee also utilized the services of Pearl Meyer & Partners to provide the Committee advice on the employment contract.

In April 2006, the Compensation Committee met to evaluate Mr. Weyand’s performance during the 2005 fiscal year. Since Mr. Weyand’s salary was established at $485,000 per annum during the two year term set by his employment contract, the Committee did not adjust his salary.

Subsequently, during 2006, the Compensation Committee met several times with Mr. Weyand, with consultants and with our Human Resources Vice President and our General Counsel and Secretary as well as in executive session to finalize an employment agreement with Mr. Weyand. Accordingly, effective November 27, 2006, the Company entered into a new employment agreement with Mr. Weyand (“the new employment agreement”). The Compensation Committee determined that Mr. Weyand had led us through the transition period and had positioned us for growth and that inducing Mr. Weyand to continue employment in his position as CEO was in the best interests of the Company.

The new employment agreement was to be effective on the earlier of a “change in control” event (as defined in the new employment agreement) or February 10, 2007, and a cash bonus payment of $100,000 was payable to Mr. Weyand immediately upon execution of the agreement. The agreement has no fixed term, and provides that Mr. Weyand will serve the Company during the term as its Chief Executive Officer and shall continue to serve as the Chairman of the Board.

The new employment agreement provides that, among other things, Mr. Weyand is entitled to:

•

Base salary at an initial annualized rate of $575,000 per annum and an annual target bonus opportunity to be 120% of his annualized base salary for that year. In no event is Mr. Weyand entitled to a bonus greater than 200% of his base salary. The Compensation Committee will determine Mr. Weyand’s actual bonus amount each year.

•	The equity-based awards described below. In addition Mr. Weyand is eligible to participate in additional equity awards and incentive plans as may be determined by the Compensation Committee.

•

Participation in the Company’s usual benefit programs for senior executives, a monthly automobile allowance of $1,685, reimbursement of business expenses, reimbursement of up to $10,000 for Mr. Weyand’s costs and expenses in entering into the new employment agreement.

•

If during the 24 month period after an occurrence of a Change in Control Mr. Weyand’s employment is terminated by the Company without “cause” or by Mr. Weyand for “good reason” (as those terms are defined in the new agreement), Mr. Weyand shall be entitled to a severance benefit that includes (1) 2.5 times the sum of (A) Mr. Weyand’s then base salary, plus (B) his target bonus, (2) a pro rated target bonus for the period of time he was employed by the Company during the year he was terminated, (3) continuation of his health insurance for 30 months, (4) all equity-based awards including those described below will become fully vested, to the extent then outstanding and not otherwise vested, in connection with such a termination of employment, and (5) a “gross-up” payment to cover, on an after-tax basis, any excise taxes payable by Mr. Weyand under Section 4999 of the Internal Revenue Code of 1986, as amended, with respect to his change in control benefits.

If Mr. Weyand is terminated with cause or he resigns without good reason he receives no special severance benefit. If Mr. Weyand is terminated without cause or he resigns for good reason (other than after a Change in Control) he will receive (1) one year base salary payable over this period subject to his compliance with a noncompetition covenant, (2) continuation of his health insurance for a year, and (3) the equity-based awards that he received prior to his new employment contract, will become fully vested and any equity-based awards received pursuant to his new employment contract and not vested as of the termination date will be forfeited.

If Mr. Weyand dies or becomes disabled (as defined in the new employment agreement), he will receive a pro rata portion of his target bonus for the year of the termination and continuation of his welfare benefits for 12 months.

On February 10, 2007, we granted Mr. Weyand 150,000 stock options. This grant was pursuant to our 2006 Performance Incentive Plan. Subject to limited exceptions, the options vest and become exercisable on February 10, 2011, subject to Mr. Weyand’s employment. The maximum term of the options is ten years, and the per share exercise price is $15.54.

We also granted Mr. Weyand 50,000 RSUs. These RSUs become vested and will be settled, on a one-for-one basis, in our shares. The RSUs vest in four equal annual installments beginning February 10, 2008.

Additionally, we granted Mr. Weyand 150,000 PSUs. The PSUs may vest based on satisfaction of performance goals related to our operating profit for the 24 month period ending December 2008.

The Compensation Committee engaged Pearl Meyer & Partners to benchmark Mr. Weyand’s compensation against the Peer Group. The Committee considered all aspects of Mr. Weyand’s current compensation, including total participation which included all shares and unvested equity grants. Pearl Meyer & Partners also benchmarked against a large group of other industry related companies and under the initial employment contract the Compensation Committee determined he was at the 55th percentile of the peer group for base salary and bonus and in the 75th percentile for long term incentive. The new employment agreement reflects a negotiated agreement in the context of benchmarking guidelines and performance during the first 18 months of Mr. Weyand’s tenure as our CEO.

Stock Ownership Guidelines. In November 2005, the Board adopted stock ownership guidelines for directors and executive officers. The Guidelines were created to align the directors and executive officers’ interest and actions with the interests of our stockholders. The guidelines encourage our executive officers to acquire and own stock having the following values:

Management Level	Multiple of Annual Base Salary
Chief Executive Officer . . . . . . . . . . . . . . . . . .	Three Times
President and Chief Operating Officer . . . . . . . . . . . . . . . . . . . . . . .	Two Times
Other Board designated Executive Officers . . . . . . . . . . . . . . . . . . . . . .	One Time

These stock ownership levels should be achieved by each executive within two years after the adoption of the policy or commencement of employment or promotion, as the case may be.

Our non-employee directors are encouraged to acquire and own shares in an amount equal to five times their annual cash retainer. Such stock ownership level should be achieved by each director within two years after the adoption of this policy or his initial election to the Board, as the case may be.

To determine the appropriate number of shares under the guidelines, (i) the executive’s base salary or director’s annual cash retainer will be multiplied by the applicable multiple; (ii) the product is divided by the Company’s prior average closing price on the last trading day of each of the prior four quarters (March, June, September and December); and (iii) that amount is rounded to the nearest 1,000 shares. This calculation is made as of the date the guidelines were adopted by the Board or when an individual becomes subject to these guidelines, whichever occurs later. Once established, the number of shares does not change with changes in salary or fluctuations in the Company’s stock price, however, it will be recalculated upon a promotion.

Shares that count towards satisfaction of the guidelines include:

•	Shares owned outright and by his or her immediate family members residing in the same household;

•	Shares held in our 401(k) plan;

•	Shares held in our employee stock purchase plan;

•	Vested restricted shares; and

•	Shares held in trust (due to the complexities of trust accounts, this type of ownership must be approved by the Governance and Nominating Committee to count).

However, unvested restricted stock, unvested performance stock units and stock options (both vested and unvested) are not included.

The guidelines are administered and interpreted by the Governance and Nominating Committee. The Chairman of the Governance and Nominating Committee acts as a monitor and informs any Executive Officer or Director of their noncompliance with these guidelines.

Severance and Change-in-Control Benefits. We believe that severance protections, particularly in the context of a change in control transaction, can play a valuable role in attracting and retaining key executive officers, are an important part of an executive’s compensation and are consistent with competitive practices. Accordingly, we provide such protections for our named executive officers and other executive officers. In the case of Mr. Weyand, these benefits are provided under his new employment agreement. In the case of Messrs. Laskey, Wienkoop and Mongelluzzo, these benefits are provided under change in control agreements which is discussed above under the heading “CEO Compensation.” The Compensation Committee evaluates the level of severance benefits to provide a named executive officer on a case-by-case basis.

As described in more detail under “Potential Payments Upon Termination or Change in Control” below, Mr. Weyand is entitled to severance benefits in the event of a termination of employment by us without cause or by him for good reason. Certain benefits would also be provided in the event that Mr. Weyand’s employment terminates due to his death or disability. The Compensation Committee determined that it was appropriate to provide Mr. Weyand with severance benefits under these circumstances in light of his position with the Company and as part of his overall compensation package. Mr. Weyand’s severance benefits are generally determined as if he continued to remain employed by the Company for one year following his actual termination date. Because we believe that a termination by Mr. Weyand for good reason (or constructive termination) is conceptually the same as an actual termination by us without cause, we believe it is appropriate to provide severance benefits following such a constructive termination of this executive’s employment.

The Company believes that the occurrence, or potential occurrence, of a change in control will create uncertainty regarding the continued employment of our executive officers. This uncertainty results from the fact that many change in control transactions result in significant organizational changes, particularly at the senior executive level. In order to encourage our executive officers to remain employed with us during an important time when their prospects for continued employment following the transaction are often uncertain, we provide our executive officers, including the named executive officers, with severance benefits if their employment is terminated by the Company without cause or by the executive for good reason in connection with a change in control. The severance benefits for the named executive officers are generally determined as if they continued to remain employed by the Company for two-and-one-half years following their actual termination date. Under his new employment agreement, Mr. Weyand would be entitled to similar severance benefits if his employment terminated under these circumstances. As noted above, because we believe that a termination by the executive for good reason is conceptually the same as a termination by the Company without cause, and because we believe that in the context of a change in control, potential acquirers would otherwise have an incentive to constructively terminate the executive’s employment to avoid paying severance, we believe it is appropriate to provide severance benefits in these circumstances.

We have entered into separate severance compensation agreements with each of Messrs. Wienkoop, Laskey and Mongelluzzo as well as with 21 other high ranking employees. The agreements continue through December 31 of each year and are automatically extended in one-year increments unless we give 60 days prior notice of termination.

The agreements provide that if, within two years following a change in control the covered employee is terminated for other than Cause or if he terminates employment for Good Reason (both as defined in the Agreements), then the employee is entitled to the following severance payments:

•	base salary through the date of termination;

•	unused vacation;

•	one year annual bonuses at target;

•	one year salary;

•	acceleration of vesting of all unvested options; and

•	up to one year medical and dental coverage.

Messrs. Wienkoop, Laskey and Mongelluzzo are entitled to enhanced benefits under their severance compensation agreements. If payments are triggered under their agreements, they each would receive 2.5 times salary and annual target bonus and would be eligible to receive medical and dental coverage for up to two and one-half years. Four other high ranking employees would be entitled to receive two times salary and annual target bonus.

As part of their change in control benefits, our named executive officers would be reimbursed for the full amount of any excise taxes imposed on their severance payments and any other payments under Section 4999 of the Internal Revenue Code. We provide these executives with a “gross-up” for any parachute payment excise taxes that may be imposed because we determined the appropriate level of change in control severance protections for each executive without factoring in the adverse tax effects on the executive that may result from these excise taxes. The excise tax gross-up is intended to make the executive whole for any adverse tax consequences they may become subject to under the tax law and to preserve the level of change in control severance protections that we have determined to be appropriate. We believe this protection is a reasonable part of the compensation package for these executives and consistent with competitive practice.

In addition, the vesting of all RSUs and PSUs granted by the Company to its employees (including but not limited to those employees covered by severance compensation agreements) will accelerate upon a change-in-control.

Policy with Respect to Section 162(m). Under Section 162(m) of the Internal Revenue Code, we cannot deduct for federal income tax purposes compensation in excess of $1,000,000 paid to our CEO and four other most highly compensated executive officers unless certain performance and other requirements are met. We generally design and administer executive compensation programs to preserve the deductibility of compensation paid to our executive officers, and we believe that a substantial portion of our current executive compensation program (including the stock options PSUs and RSUs granted to our named executive officers as described above) satisfies the requirements for exemption from the $1,000,000 deduction limitation. However, none of the plans under which we granted equity awards to named executive officers in 2005 were stockholder approved plans and the compensation that the named executive officers realize under those awards will be subject to the $1,000,000 deduction limit of Section 162(m). The Committee believes that Section 162(m) will not apply to disallow any of the tax deduction for compensation paid or payable to the named executive officers for 2006, except for a portion paid or payable to Mr. Weyand. We reserve the right to design compensation plans that recognize a full range of performance criteria important to our success regardless of the federal income tax deductibility of compensation paid under those plans.

Subsequent Actions

On March 23, 2007, John J. Laskey decided to retire from the Company effective April 30, 2007. The Compensation Committee determined that it would be in the Company’s best interest to retain Mr. Laskey as a consultant through the end of 2007 and accordingly we entered into a consulting agreement with Mr. Laskey through which Mr. Laskey would make himself available to us on an “as needed” basis through December 31, 2007 and in return Mr. Laskey would receive $15,000 a month for these consulting services. In addition, we accelerated vesting of all of his 112,500 unvested options and that all of his options would remain exercisable through December 31, 2007. We also agreed to pay or reimburse Mr. Laskey for medical coverage through December 31, 2007. The Compensation Committee modified his option awards to reward him for his work on completing the restatement, his efforts on bringing us current in our filing obligations with the SEC and his efforts in managing our compliance with the requirements under the Sarbanes-Oxley Act of 2002.

Report of the Compensation Committee

The following Compensation Committee Report does not constitute soliciting material and shall not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent the Company specifically incorporates this Compensation Committee Report by reference therein.

The Board’s Compensation Committee has submitted the following report for inclusion in this Proxy Statement:

We have reviewed and discussed the Compensation Discussion and Analysis contained in this Proxy Statement with management. Based on our review of and the discussions with management with respect to the Compensation Discussion and Analysis, we recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement and be incorporated by reference in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2006, filed with the SEC.

The foregoing report is provided by the following directors, who constitute the Compensation Committee:

Ashfaq A. Munshi, Chairman (member since June 1, 2006)

William F. Grun (member since January 17, 2007)

George N. Riordan (member since January 17, 2007)

Fiscal 2006 Summary Compensation Table

The following table sets forth information concerning the compensation paid to or earned by (i) William J. Weyand, our CEO, (ii) John J. Laskey, our Chief Financial Officer and (iii) the other two individuals who served as our executive officers during 2006.

Name and Principal Position	Year	Salary ($)	Bonus ($)		Stock Awards ($) [1]	Option Awards ($) [2]	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($) [3]	Total ($)
William J. Weyand [4] Chairman and Chief Executive Officer (PEO)	2006	485,000	100,000	[5]	1,595,732	796,663	—	—	130,139	3,107,534

John J. Laskey [6] Executive Vice President and Chief Financial Officer (PFO)	2006	310,000	—		272,189	381,784	—	—	65,589	1,029,562

Glenn R. Wienkoop [7] President and Chief Operating Officer	2006	360,039	—		386,460	349,938	—	—	414,524	1,510,961

John A. Mongelluzzo [8] Executive Vice President, Legal Affairs, and Secretary	2006	300,000	—		228,616	261,212	—	—	63,941	853,769

[1]

The aggregate value of all stock awards (as valued under FAS 123R) other than stock options expensed by us in 2006. For RSUs and PSUs, the expense is calculated using the closing price of our stock on the date of grant multiplied by the number of units awarded. With respect to Performance Stock Unit Awards, the expense is calculated using the Monte Carlo simulation valuation method. More information on expensing of our stock awards can be found in footnote 10 to Consolidated Financial Statements of our 2006 annual report.

[2]

The aggregate value of option awards (as valued under FAS 123R) expensed by the Company in 2006 as determined using the Black Scholes Merton valuation technique and which applies the following assumptions; (i) a volatility rate of 49.1%, (ii) an expected option life of 6.3 years, (iii) a dividend rate of zero, and (iv) a risk free interest rate of 4.50%. These amounts reflect our accounting expenses for these awards and do not correspond to the award value that will be recognized by the named executives. More information on expensing of our options can be found in footnote 10 to Consolidated Financial Statements of our 2006 annual report.

[3]

All other compensation for the year that could not properly be reported in any other column. While there is no Company pension plan covering any named executive officer, the amounts shown includes our contributions on behalf of the named individuals to (a) the MSC Defined Contribution Plan (“DCP”), which is a 401(k) match and (b) to the MSC.Software Corporation Supplemental Retirement and Deferred Compensation Plan (SERP”) in the following amounts: William J. Weyand $11,000 to DCP and $80,935 to the SERP; Glenn R. Wienkoop $11,000 to DCP and $30,165 to the SERP; John A. Mongelluzzo $11,000 to DCP and $27,991 to the SERP; and John J. Laskey $11,000 to DCP and $32,042 to the SERP. It also includes reimbursement of medical expenses under the Executive Medical Plan as follows: Mr. Weyand—$2,436; Mr. Wienkoop—$3,905; Mr. Laskey—$5,451; and Mr. Mongelluzzo—$9,807. The amounts also include Supplemental Executive Long Term Disability Premiums as follows: Mr. Weyand—$3,548; Mr. Wienkoop—$3,293; Mr. Laskey—$4,136; and Mr. Mongelluzzo—$2,183. Messrs. Wienkoop, Laskey and Mongelluzzo each received automobile allowances in the amount of $12,960 while Mr. Weyand received an auto allowance of $20,220. For Mr. Weyand, also includes country club dues of $12,000. For Mr. Wienkoop it also includes relocation amounts of $218,672 related to the sale of his house in Saratoga, California and relocation costs and income for gross up on his relocation expenses of $134,529. The gross-up was paid in 2007.

[4]

Expenses recorded in 2006 for Mr. Weyand (i) Option Awards were comprised of $796,500 relative to 450,000 stock options and $163 relating to 5,000 non-employee director stock options and (ii) Stock Awards were comprised of $1,182,641 for 200,000 RSUs and $413,091 with respect to 100,000 Performance Stock Unit Awards.

[5]	Mr. Weyand received a cash bonus of $100,000 payable upon execution of his new employment agreement.
[6]

Expenses recorded in 2006 for Mr. Laskey (i) Option Awards were comprised of $276,927 relative to 150,000 stock options granted in 2005, and $104,857 relating to 50,000 stock options granted in 2005 and (ii) for Stock Awards were comprised of $124,016 relative to 39,000 RSUs granted in 2005, $91,317 with respect to 30,000 Performance Stock Unit Awards granted in 2005, $28,428 related to 35,000 PSUs granted in 2006 and $28,428 related to 35,000 RSUs granted in 2006.

[7]

Expenses recorded in 2006 for Mr. Wienkoop (i) Option Awards were comprised of $349,938 relative to his 275,000 stock options and (ii) Stock Awards were comprised of $260,566 with respect to his 40,000 Performance Stock Unit Award granted in 2005, $44,672 relating to his 55,000 PSUs granted in 2006 and $81,222 related to 100,000 RSUs granted in 2006.

[8]

Expenses recorded in 2006 for Mr. Mongelluzzo (i) Option Awards were comprised of $153,000 related to his 150,000 stock option award granted in 2005, and $108,212 for a 50,000 stock option grant in March 2006 and (ii) for Stock Awards were comprised of $147,394 with respect to the 30,000 Performance Stock Unit Award granted in 2005, $28,428 related to the 35,000 PSUs granted in 2006, and $52,794 related to the 65,000 RSUs granted in 2006.

Mr. Weyand’s compensation was established in his initial employment agreement dated February 10, 2005. His base salary was set at $485,000 and his benefits included reimbursement of up to $12,000 per year for club dues, reimbursement of up to $75,000 of costs and expenses in entering into the employment agreement, appropriate housing, and a “gross-up” payment in the event of a change in control of the Company to cover, on an after-tax basis, any excise taxes payable by Mr. Weyand under Section 4999 of the Internal Revenue Code of 1986, as amended. He was also granted 450,000 options at an exercise price of $9.89 per share, half of which vested on February 10, 2006, and half of which vested on February 10, 2007. Prior to becoming CEO, as a non-employee director Mr. Weyand also received 10,000 options and 5,000 options on December 3, 2004, and January 3, 2005, respectively. Mr. Weyand received an award of 200,000 RSUs that vested in two equal installments on March 1, 2006 and March 1, 2007, and Mr. Weyand was issued the 200,000 shares underlying the RSUs on March 1, 2007. Mr. Weyand also received 100,000 Performance Stock Unit Awards upon joining the Company which would vest and be exchanged for common stock if, either (i) within two years and 30 business days after the grant date, our stock price closed at $15.00 or more each trading day over a period of at least 30 consecutive trading days while listed on NASDAQ or (ii) within two years from the grant date the Company was sold at a per share price of $15.00 or more. The closing price performance criteria was met as of February 8, 2007 and Mr. Weyand was issued 100,000 shares.

Mr. Weyand entered into a new employment agreement effective February 10, 2007 which is described above in the Compensation Discussion and Analysis.

When Mr. Laskey joined the Company as Chief Financial Officer in October 2004, he received options to acquire 150,000 shares at a per share exercise price of $8.71 and options to acquire an additional 50,000 shares on the first anniversary of his starting date. On March 8, 2005, the Company and Mr. Laskey rescinded the October 2004 grant of 150,000 stock options and Mr. Laskey was granted new stock options to purchase 150,000 shares at a per share exercise price of $11.40. These options were scheduled to vest in four equal annual installments beginning October 18, 2005. Mr. Laskey was also granted 50,000 options on October 18, 2005 at an exercise price of $14.30 per share. Those options were scheduled to vest annually in four equal installments beginning October 18, 2006. Upon Mr. Laskey’s termination of employment on April 30, 2007, the Compensation Committee determined that the vesting of all of Mr. Laskey’s stock options would be accelerated and that they would be exercisable through December 31, 2007. No other equity held by Mr. Laskey was accelerated. Mr. Laskey also received RSUs covering 39,000 shares. These RSUs vest in four equal annual installments beginning October 18, 2005. On May 25, 2005, Mr. Laskey was granted 30,000 Performance Stock Unit Awards that vest and are payable in shares if either: (i) within two years and 30 business days after the date of grant, stock price closes at $17.00 or greater each trading day over a period of at least 30 consecutive trading days while listed on NASDAQ or (ii) we are sold at or above $17.00 per share. Upon such occurrence, Mr. Laskey will be paid in our shares. If the performance conditions are not met within the stated period, then the

Performance Stock Unit Awards are forfeited. On October 27, 2006 Mr. Laskey was granted 35,000 RSUs that vest in three equal annual installments commencing October 27, 2007 and was also granted 35,000 PSUs. Under the terms of the PSUs, vesting is ratable over three periods based on achievement of license revenue growth. To the extent a performance condition is not met during a performance period, then that portion of the award that does not vest is forfeited. The performance thresholds provide for the possibility of one-third, two-thirds, or full vesting during each performance period. The minimum threshold payout in any year is a one-third payout.

When Mr. Wienkoop joined us in August 2005, he received stock options covering 275,000 shares of our common stock. These options vest in four equal annual installments beginning August 15, 2006. The term of the options is ten years and the per share exercise price is $14.30. On August 15, 2005 Mr. Wienkoop was also granted 40,000 Performance Stock Unit Awards related to our common stock that become vested and are payable in our shares if either (i) within two years and 30 business days after the date of grant, the closing stock price of our stock on NASDAQ equals or exceeds $20.00 for each of at least 30 consecutive trading days, or (ii) we are sold at a per share price of $20.00 or more. On October 27, 2006, Mr. Wienkoop was granted 100,000 RSUs that vest in three equal annual installments commencing October 27, 2007, and 55,000 PSUs that vest ratably over three periods based on achievement of license revenue growth. To the extent a performance condition is not met during a performance period, then that portion of the PSU award that does not vest is forfeited. The performance thresholds provide for the possibility of one-third, two-thirds, or full vesting during each performance period. The minimum threshold payout in any year is one-third. The maximum payout will be paid if the performance threshold is met each of the three performance periods. The Company further agreed to assist Mr. Wienkoop in his relocation to Southern California, including reimbursement of relocation costs and costs associated with the sale of his current home, not to exceed $300,000 in the aggregate, and assistance from the Company with a portion of any shortfall in the sale price for his existing home below an appraised amount. The Company incurred approximately $218,672 of relocation costs and an additional $134,529 related to the gross-up for the tax expense incurred by Mr. Wienkoop for these relocation costs.

When Mr. Mongelluzzo joined us in March 2005, he received an award of 150,000 options that vest in four equal annual installments beginning March 9, 2006. The term of the options is ten years, and the exercise price is $11.56 per share. Mr. Mongelluzzo received an additional grant of 50,000 options on the first anniversary of his starting date at an exercise price of $19.15 per share that vests annually in four installments beginning March 7, 2007. On March 9, 2005 he also received 30,000 Performance Stock Unit Awards related to our common stock that become vested and are payable in our shares if either (i) within two years and 30 business days after the date of grant the closing price of our stock on NASDAQ equals or exceeds $17.00 for each of thirty (30) consecutive trading days, or (ii) we are sold at a per share price of $17.00 or more. The performance criteria for this Performance Stock Unit award grant were not met by March 9, 2007 and accordingly this grant expired. On October 27, 2006 Mr. Mongelluzzo was granted 65,000 RSUs that vest in three equal annual installments commencing October 27, 2007 and 35,000 PSUs that vest ratably over three periods based on achievement of license revenue growth. To the extent a performance condition is not met during a performance period, then that portion of the award that does not vest year over year is forfeited. The performance thresholds provide for the possibility of one-third, two-thirds, or full vesting during each performance period. The minimum threshold payout in any year is a one-third payout. The maximum payout will be paid if the performance threshold is met each of the three performance periods.

The outstanding equity awards referenced above are further described below under the heading “Outstanding Equity Awards At 2006 Fiscal Year-End.”

Grants Of Plan-Based Awards in 2006

The following table sets forth information relating to plan-based awards granted to our named executive officers during 2006.

Name	Grant Date [1]	Estimated Future Payouts Under Non- Equity Incentive Plan Awards	Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#) [5]	All Other Option Awards: Number of Securities Underlying Options	Exercise or Base Price of Option Awards ($ / Sh) [6]	Grant Date Fair Value ($ ) [7]
			Threshold (#) [3]	Target (#) [4]	Maximum (#) [3]
William J. Weyand Chairman and Chief Executive Officer (PEO) [2]	—	—	—	—	—	—	—	—	—

John J. Laskey Executive Vice President and Chief Financial Officer (PFO)	10/27/06	—	—	35,000	—	35,000	—	—	945,000

Glenn R. Wienkoop President and Chief Operating Officer	10/27/06	—	—	55,000	—	100,000	—	—	2,092,500

John A. Mongelluzzo Executive Vice President, Legal Affairs, and Secretary	10/27/06 03/07/06	—	—	35,000	—	65,000	50,000	19.15	1,350,000 526,990

[1]	Grant date for equity-based awards for purposes of FAS 123R.
[2]

Pursuant to the terms of his new employment agreement, we granted to Mr. Weyand in 2007 50,000 RSUs representing the right to receive 50,000 of our shares at a future date. Vested RSUs will be paid, on a one-for-one basis, in our shares. The RSUs vest in four equal annual installments. We also granted Mr. Weyand 150,000 PSUs representing the right to receive 150,000 shares at a future date. Vested PSUs will be paid, on a one-for-one basis, in our shares. The PSUs vest based on our operating profit for the 24 month period ending December 2008, subject to Mr. Weyand’s continued employment through the vesting date. In addition, we also granted Mr. Weyand 150,000 stock options under the 2006 Performance Incentive Plan. These options may be exercised only after February 9, 2011.

[3]

Under the terms of the PSUs granted effective October 27, 2006, vesting is ratable over three periods based on achievement of license revenue growth. To the extent a performance condition is not met during a performance period, then that portion of the award that does not vest is forfeited. The performance thresholds provide for the possibility of one-third, two-thirds, or full vesting during each performance period. The minimum threshold payout in any year is a one-third payout. The maximum payout will be paid if the performance threshold is met each of the three performance periods. Because the target of 100% payout is also the maximum payout a maximum payout it is not separately set out.

[4]	Assumes the maximum (and also target) threshold for license revenue growth are met in each of 2007, 2008 and 2009.
[5]

Effective October 27, 2006, the Compensation Committee granted time–based RSUs that vest ratably in three equal annual installments starting October 27, 2007 and which are paid in stock on a one-for-one basis upon vesting.

[6]	The closing price of our shares on the date of the award. This grant was automatic upon the first anniversary of Mr. Mongelluzzo’s employment with us.
[7]

The aggregate fair value of all awards granted in 2006 as of their respective grant dates in accordance with FAS 123R. These amounts reflect our accounting expense, and do not correspond to the actual value that will be recognized by the named executive. For example, the PSUs granted are subject to the satisfaction of specific performance conditions. If the minimum goal is not met in any of the three years, then no shares will be paid out to the named executives.

Outstanding Equity Awards At 2006 Fiscal Year-End

The following table provides information on the holdings of stock option and stock awards by our named executive officers. This table includes unexercised and unvested option awards; unvested RSUs; and PSUs with performance conditions that have not yet been satisfied and Performance Stock Unit Awards. Each equity grant is shown separately for each named executive. The vesting schedule for each grant is shown in the footnotes after this table based on the option or stock award grant date. The market value of the stock awards is based on the closing market price of our stock as of December 31, 2006 which was $15.23. The PSUs vest and become exercisable in three annual installments depending upon the satisfaction of the specified goals related to our license revenue growth in calendar years 2007, 2008, and 2009. If the performance goal is fully satisfied, 1/3 of the total PSUs granted will vest for that year. Lesser amounts may vest based on partial satisfaction of the performance goal and the 1/3 available for that year may be further divided into thirds. Thus, the most that can vest in any one year is 1/3 of the total PSUs awarded, and the minimum that will vest upon partial satisfaction of performance goal is 1/9 of the total award. The market value as of December 31, 2006, shown below assumes the minimum payout of 1/9 of total PSUs awarded each year. For additional information about the option awards and stock awards, see the description of equity incentive compensation in the Compensation Discussion and Analysis above.

	Option Awards						Stock Awards
Name	Number of Securities Underlying Unexercised Options (#)		Number of Securities Underlying Unexercised Options (#)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#) [3]	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#) [4]		Market Value of Shares or Units of Stock That Have Not Vested ($) [5]	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#) [6]		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) [7]
	Exercisable [1]		Unexercisable [2]
William J. Weyand Chairman and Chief Executive Officer (PEO)	225,000 10,000 5,000	[8]	225,000 — —	— — —	9.89 9.68 10.27	02/10/15 12/03/09 01/02/10	— —	[9]	— — —	100,000	[10]	1,523,000 — —

John J. Laskey Executive Vice President and Chief Financial Officer (PFO)	75,000 12,500		75,000 37,500	— —	11.40 14.30	03/08/15 10/18/15	35,000 19,500		533,050 296,985	30,000 11,667		456,900 177,683

Glenn R. Wienkoop President and Chief Operating Officer	68,750 —		206,250 —	— —	14.30 —	08/15/15 —	100,000 —		1,523,000 —	40,000 18,333		609,200 279,217

John A. Mongelluzzo Executive Vice President, Legal Affairs, and Secretary	37,500 —		112,500 50,000	— —	11.56 19.15	03/09/15 03/07/16	65,000 —		989,950 —	30,000 11,667		456,900 177,683

[1]

Number of outstanding exercisable options. All options granted are exercisable in installments (other than Mr. Weyand’s 10,000 and 5,000 director grants). Mr. Weyand’s 450,000 options vested in two equal annual installments on the first and second anniversaries of the date of grant (February 10, 2006 and February 10, 2007, respectively), with full vesting on the second anniversary of the grant date February 10, 2007. The options granted to Messrs. Wienkoop and Mongelluzzo vest in four equal annual installments with 25% of the options becoming exercisable one year after the date of grant and with an additional 25% of the options becoming exercisable on each successive anniversary date. Mr. Wienkoop’s grant date was August 15, 2005 and Mr. Mongelluzzo’s grant date for his 150,000 stock options grant was March 9, 2005. For these options, full vesting will occur on the fourth anniversary of the grant date. A 150,000 stock option grant to Mr. Laskey was made on March 8, 2005 and was to vest in four equal installments, beginning on October 18, 2005 and equally over the following three anniversaries of October 18. Mr. Laskey was also granted a 50,000 share option on October 18, 2005 at an exercise price of $14.30 per share that was to vest annually in four equal installments beginning October 18, 2006. In conjunction with Mr. Laskey’s termination vesting of all of his stock options has been accelerated and are exercisable through December 31, 2007. Mr. Mongelluzzo was granted an additional 50,000 stock options on March 7, 2006, and which vest annually in four installments beginning March 7, 2007.

[2]	Number of outstanding unexercisable (i.e., unvested) options-excluding “unearned” options (i.e., performance/market conditions have not yet been fulfilled).
[3]	Number of outstanding “unearned” options (i.e., performance/market conditions have not yet been fulfilled).
[4]

Number of unvested RSUs. Mr. Laskey holds 19,500 RSUs that were originally granted in 2005 and which vest in equal installments on October 18, 2007 and October 18, 2008. On October 27, 2006 Messrs. Laskey, Wienkoop and Mongelluzzo were granted 35,000, 100,000 and 65,000 RSUs, respectively. These RSUs vest in three equal annual installments beginning October 27, 2007.

[5]	Market value of unvested RSUs determined by multiplying the number of awards by $15.23, the closing price of our stock on the last trading day of 2006.
[6]

Number of unvested Performance Stock Unit Awards and a total of 1/3 of the PSUs awarded. For purposes of determining the number of awards (i) because the Performance Stock Unit Awards provide only for a single estimated payout (which is achieved if the respective vesting price is achieved), full vesting is assumed, and (ii) because (a) the PSUs have three thresholds (1/3, 2/3 and full) (b) based on our prior year’s performance no payout would be achieved, only 1/3 vesting is assumed. During 2005, the Company granted Performance Stock Unit Awards that vest and are payable in shares upon satisfaction of either of two criteria: (i) our stock price closes at a specified vesting price or greater each trading day over a period of at least 30 consecutive trading days while listed on the NASDAQ within two years and 30 business days after the date of grant, or (ii) we are sold at or above the vesting price within two years of the date of grant. Upon such occurrence, the recipient will be paid in our shares. We may, but are not obligated to, withhold a certain amount of shares to cover the taxes due in such transaction. If the performance conditions are not met within the stated period, then they are forfeited. Mr. Weyand was granted a 100,000 Performance Stock Unit Award on February 10, 2005, with a vesting price of $15.00; Mr. Mongelluzzo was granted a 30,000 Performance Stock Unit Award on March 9, 2005, with a vesting price of $17.00; Mr. Laskey was granted 30,000 Performance Stock Unit Award on May 25, 2005, with a vesting price of $17.00; Mr. Wienkoop was granted 40,000 Performance Stock Unit Award on August 15, 2005, at a vesting price of $20.00.

[7]

Market value of unvested Performance Stock Unit Awards and PSUs. For purposes of determining the payout value of these awards (i) because the Performance Stock Unit Awards provide only for a single estimated payout (which is achieved if the respective vesting price is achieved), full vesting is assumed, and (ii) because (a) the PSUs have three thresholds (1/3, 2/3 and full) and (b) based on prior year’s performance no payout would be achieved, only 1/3 vesting is assumed. At the closing price of $15.23 on the last day of the 2006 fiscal year, each of Messrs. Laskey, Wienkoop and Mongelluzzo were under their vesting prices of $17.00, $20.00 and $17.00, respectively, of their Performance Stock Unit Awards and Mr. Weyand was above his threshold of $15.00. Mr. Weyand subsequently vested in his Performance Stock Unit Award in February 2007.

[8]

Pursuant to the terms of the new employment agreement, on February 10, 2007, the Company granted Mr. Weyand 150,000 stock options at the closing price on the day preceding the date of grant. The exercise price for the option is $15.54 and this award vests in full on the fourth anniversary of the date of grant.

[9]

Pursuant to the terms of the new employment agreement, on February 10, 2007, we granted Mr. Weyand 50,000 RSUs representing the right to receive 50,000 of our shares at a future date. Any RSUs that are so granted and become vested will be paid, on a one-for-one basis, in our shares. The RSUs shall vest in four equal annual installments beginning on February 10, 2008, subject to Mr. Weyand’s continued employment through the respective vesting dates.

[10]

Pursuant to the terms of the new employment agreement on February 10, 2007, we granted Mr. Weyand 150,000 PSUs representing the right to receive 150,000 of our shares at a future date. These PSUs that are so granted and become vested will be paid, on a one-for-one basis, in shares of our stock. The PSUs will vest based on our operating profit for the 24 month period ending December 2008, subject to Mr. Weyand’s continued employment through the vesting date.

Option Exercises And Stock Vested In Fiscal 2006

The following table provides information, for the named executives, on (1) stock option exercises during 2006 and (2) the number of shares acquired upon the vesting of stock awards in the form of RSUs and the value realized.

Name	Option Awards		Stock Awards
	Number of Shares Acquired on Exercise (#) [1]	Value Realized on Exercise ($) [2]	Number of Shares Acquired on Vesting (#) [3]		Value Realized on Vesting ($) [4]
William J. Weyand Chairman and Chief Executive Officer (PEO)	—	—	—	[5]	—

John J. Laskey Executive Vice President and Chief Financial Officer (PFO)	—	—	9,750		$131,625

Glenn R. Wienkoop President and Chief Operating Officer	—	—	—		—

John A. Mongelluzzo Executive Vice President, Legal Affairs, and Secretary	—	—	—		—

[1]	No options were exercised in 2006 by the named executive officers.
[2]	Aggregate dollar value realized upon exercise of options.
[3]	Total number of shares of stock/RSUs that have vested.
[4]

Aggregate dollar value realized upon vesting of stock/RSUs. The value of the vesting of Mr. Laskey’s 9,750 shares on October 18, 2006 was $131,625. The number of shares withheld to cover taxes was 3,486 (stockholder surrender value at $47,061).

[5]

On March 1, 2005 Mr. Weyand received an award of 200,000 RSUs which vests in equal installments on each of March 1, 2006 and March 1, 2007. Although these RSUs vest in two equal installments, half on March 1, 2006 and the remaining half on March 1, 2007, Mr. Weyand was issued the 200,000 shares of restricted stock on March 1, 2007. As of December 31, 2006, none of Mr. Weyand’s restricted stock units had been acquired. As of March 1, 2007 all of Mr. Weyand’s 200,000 RSUs had vested and been paid to Mr. Weyand (less applicable taxes).

Fiscal Year 2006 Nonqualified Deferred Compensation Table

The table below sets forth information on the MSC.Software Corporation Supplemental Retirement and Deferred Compensation Plan (“SERP”). The Company contributes an amount on behalf of certain key employees who have completed a specified term of service with the Company. For the year ending 2006, contributions were made to the SERP for the named executive officers in the amounts set forth below. These amounts were determined by multiplying 2005 salary and bonus by nine percent and then deducting our maximum annual matching contribution of $10,500 ($5,500 for Mr. Wienkoop since he joined us in August 2005) to arrive at the total contribution.

Name	Executive Contributions in Last Fiscal Year ($)	Registrant Contributions in Last Fiscal Year ($)	Aggregate Earnings in Last Fiscal Year ($) [1]	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last Fiscal Year-End ($)
William J. Weyand Chairman and Chief Executive Officer (PEO)	—	26,709	976	—	27,685

John J. Laskey Executive Vice President and Chief Financial Officer (PFO) [2]	—	15,094	729	—	19,672

Glenn R. Wienkoop President and Chief Operating Officer	—	4,400	161	—	4,561

John A. Mongelluzzo Executive Vice President, Legal Affairs, and Secretary	—	10,979	401	—	11,380

[1]	The investment options available for the SERP are the same as are available for the DCP.
[2]	Mr. Laskey was the only named executive officer who was employed by the Company during 2004 and received a contribution in 2005.

Potential Payments Upon Termination of Employment Or Following Change In Control

Severance and Change In Control Benefits

Upon certain types of terminations, severance benefits may be paid to the named executive officers. As described below, Mr. Weyand would be entitled under his employment contract to severance benefits on certain terminations of employment outside of the context of a change in control of the Company and enhanced severance benefits on certain terminations in connection with a change in control under his new employment agreement. Messrs, Wienkoop, Laskey and Mongelluzzo are covered by severance compensation agreements as discussed below that provide for severance benefits only on certain terminations of employment in connection with a change in control. Any severance benefits payable to them on any other termination would be determined by the Compensation Committee in its discretion. Mr. Laskey is retiring effective April 30, 2007. In conjunction with his resignation all of his unvested stock options are accelerated and he entered into an eight month Consulting Agreement pursuant to which he will receive $15,000 per month compensation and the Company will continue to provide medical coverage to Mr. Laskey.

Each of the named executive officers is bound by non-competition and non-solicitation restrictive covenants. Mr. Weyand’s restrictions are set forth in the new employment agreement (his employment contract only prohibited competition during the term of his employment); the restrictions with respect to the other named executive officers are set forth in their respective severance compensation agreements and new hire employment agreements. These agreements prohibit the named executive officer from competing directly or indirectly with a business that competes in any way with the Company. In addition these agreements prohibit the solicitation of

MSC employees to terminate employment with MSC. These provisions are in force irrespective of the reason for termination of employment and irrespective of a change-in-control of the Company. These covenants were entered into in consideration for the benefits under the respective new employment agreement, change-in-control agreements and benefits received upon initial employment.

Termination Benefits for Chief Executive Officer

As of December 31, 2006, Mr. Weyand was employed by the Company under the terms of an employment contract entered into at the beginning of his employment in February 2005. However, on November 27, 2006 the Company had entered into the new employment agreement with Mr. Weyand that by its terms was to become effective on the earlier of a change in control (as defined in the new employment agreement) or February 10, 2007. The new employment agreement became effective on February 10, 2007.

Had Mr. Weyand been terminated as of December 31, 2006 (other than following a change in control) without Cause (as defined in the employment contract) or by Mr. Weyand for Good Reason (as defined in the employment contract) or by reason of death or disability, he would have been entitled to certain termination benefits under his employment contract including one year annualized base salary of $485,000, his accrued but unpaid salary, his accrued vacation at an amount of $31,635, his 2006 target bonus of $485,000 (but only had he been terminated on December 31, 2006) and the vesting of certain of his equity awards would have been accelerated. Accordingly, 225,000 unvested options would have vested and his 100,000 unvested RSUs would have vested and been paid to him along with the 100,000 RSUs that had vested March 1, 2006 but had not yet been paid to Mr. Weyand. The value of this option acceleration as of December 31, 2006 was $1,201,500 and the value of the acceleration of vesting of the 100,000 unvested RSUs was $1,523,000 (the other 100,000 RSUs had previously vested on March 1, 2006 but they had not yet been paid to Mr. Weyand). Vesting of Mr. Weyand’s Performance Stock Unit Award would not have accelerated and it would have therefore been forfeited (this Performance Stock Unit Award subsequently vested by its terms on February 8, 2007).

The employment contract defined Cause to mean the reasonable and good faith written determination by two-thirds of the Board (excluding Mr. Weyand, if he is then a member of the Board, from both the numerator and the denominator of such fraction for purposes of such determination) that, during the period of employment, any material misconduct were to occur including conviction of a felony, repeated failures to perform his duties or breach of an agreement with the Company.

The employment contract further provided that, no act or failure to act, on his part shall be considered “willful” unless done, or omitted to be done, by Mr. Weyand not in good faith and without reasonable belief that his action or omission was in, or not opposed to, the best interests of the Company. Mr. Weyand also was entitled to a fifteen day period to cure any finding of “Cause”. “Good Reason” in the employment contract was defined to include, a definition of duties, a relocation or a breach by the Company of its agreements with Mr. Weyand. The Company is entitled to notice and 15 days to cure any element asserted as the basis for termination by Mr. Weyand for Good Reason.

As of February 10, 2007, Mr. Weyand is employed by the Company under the terms of the new employment agreement which is described in the Compensation Discussion and Analysis Section of Executive Compensation under the heading “CEO Compensation.”

Officers’ Benefits Upon Change-in-Control

Under the new employment agreement which would have become effective before February 10, 2007 had a change in control occurred before then, Mr. Weyand is entitled to certain severance benefits upon a change in control. Messrs. Wienkoop, Laskey and Mongelluzzo are also entitled to certain severance benefits upon a change in control under the terms of their respective severance compensation agreements.

Upon a change in control, all equity awards granted to Mr. Weyand under the employment contract automatically vest. Accordingly, his 100,000 unvested RSUs would vest and be paid along with the 100,000 RSUs that vested March 1, 2006 but had not yet been paid. In addition, the 225,000 unvested options granted on February 10, 2005 would also vest. If the change in control was at a sale price of at least $15.00, then Mr. Weyand’s 100,000 performance stock unit award would vest (this award subsequently vested by its terms on February 8, 2007).

In addition, because a change in control would cause the new employment agreement to become effective before February 10, 2007, Mr. Weyand’s new salary of $575,000 would have gone into effect and he would also receive the new equity awards provided by the new employment agreement. These equity grants include a grant of 150,000 stock options, 50,000 RSUs and 150,000 PSUs. Vesting of these equity awards granted under the new employment agreement would accelerate if within 24 months following a change in control either (i) the Company terminated Mr. Weyand’s employment without “cause” or Mr. Weyand terminated employment for “Good Reason.”

If during the 24 months after a Change in Control, Mr. Weyand’s employment is terminated by the Company without “Cause” or by Mr. Weyand for “Good Reason” (as those terms are defined in the new employment agreement), then Mr. Weyand would be entitled to a severance benefit that includes (in addition to accrued but unpaid salary and vacation) (1) 2.5 times the sum of (A) Mr. Weyand’s then base salary, plus (B) his target bonus, (2) a pro-rated target bonus for the period of time he was employed by the Company during the year he was terminated, (3) continuation of his medical and dental coverage for up to 30 months; and (4) a gross up to cover any applicable excise tax and other tax thereon.

Under Messrs, Wienkoop’s, Laskey’s and Mongelluzzo’s severance compensation agreements, upon a change in control, all of their respective unvested stock options, RSUs and PSUs vest. In addition, if during the 24 months after a change in control, the Company terminates an executive’s employment without “Cause” or the executive terminates employment for “Good Reason”, then that executive shall be entitled to a severance benefit that includes (in addition to accrued but unpaid salary and vacation) (1) 2.5 times base salary and bonus, (2) continued medical and dental coverage for up to two and one-half years and (3) a gross-up to cover any applicable excise tax and other tax thereon.

Estimated Current Value of Change-in-Control Benefits

Under the applicable severance provisions and agreements with the named executive officers that address their termination of employment following a change in control of the Company, upon termination without cause or by the executive for good reason following a change in control each named executive officer would be entitled to receive the following estimated benefits. These disclosed amounts are estimates only and do not necessarily reflect the actual amounts that would be paid to the named executive officers, which would only be known at the time that they became eligible for payment and would only be payable if a Change in Control and qualifying termination of employment were to occur. The Table reflects the amount that could be payable under the various arrangements assuming that the event triggering payment of the benefits occurred on December 31, 2006, including a gross-up payment so that the net amount of such payment (after taxes) he receives is sufficient to pay the excise tax under Section 4999 of the Internal Revenue Code in the event that payments were made that would be subject to the excise tax.

Name	Severance Amount ($) [1]	Acceleration of RSUs and PSUs ($) [2]	Acceleration of Performance Stock Unit Awards ($) [3]	Acceleration of Stock Options ($) [4]	Other ($) [5]	Estimated Gross Up ($) [6]	Total ($) [7]
William J. Weyand Chairman and Chief Executive Officer (PEO)	3,162,500	4,569,000	1,523,000	1,201,500	50,444	3,516,229	14,022,673

John J. Laskey Executive Vice President and Chief Financial Officer (PFO)	1,240,000	1,363,085	—	322,125	50,444	913,721	3,889,375

Glenn R. Wienkoop President and Chief Operating Officer	1,572,500	2,360,650	—	191,813	50,444	1,403,470	5,578,877

John A. Mongelluzzo Executive Vice President, Legal Affairs, and Secretary	1,200,000	1,523,000	—	412,875	50,444	956,813	4,143,132

[1]

Severance amounts listed reflect two and one-half times salary and target bonus in effect as of December 31, 2006 upon a change in control (an event of change in control would operate to accelerate the effective date of Mr. Weyand’s new employment agreement thereby increasing his salary to $575,000 and his target bonus to 120%).

[2]

All unvested RSUs and PSUs would vest upon a change-in-control granted to the named executive officers other than Mr. Weyand. Under the terms of Mr. Weyand’s new employment agreement, Mr. Weyand would have received a grant of 150,000 PSUs and 50,000 RSUs, all of which would have immediately vested on termination following a change in control. This column does not reflect the 100,000 RSUs granted to Mr. Weyand March 1, 2005 that had already been vested but not yet been paid to Mr. Weyand. These RSUs would also be paid to Mr. Weyand following a change in control.

[3]

Each named executive held outstanding Performance Stock Unit Awards as of December 31, 2006. Each of these awards require as a condition to vesting that during the term of the agreement our stock trade at a stated vesting price for a period of 30 business days while listed on NASDAQ or that we are sold out or above a price per share of the vesting price. Mr. Weyand’s vesting price was $15.00. Messrs. Laskey and Mongelluzzo’s vesting price was $17.00 and Mr. Wienkoop’s vesting price was $20.00. Since the closing price of our stock on the last business day of 2006 was $15.23, only Mr. Weyand would have vested in the Performance Stock Unit Award had a change in control event occurred at this stock price.

[4]	The value that would have been realized had all unvested stock options vested at the closing price of our stock of $15.23.
[5]	The estimated value of health and dental benefits that the named executive officers would have realized over a two and one half year period following termination of employment upon change in control.

[6]

The estimated tax gross up is based on the 20% excise tax, grossed up for taxes, and the amount of severance and other benefits above each individual’s average W-2 earnings during their respective term of employment with the Company (each named executive has been employed by the Company less than 5 years).

[7]

The estimated total amount of benefit that would be realized by each named executive had termination of employment occurred December 31, 2006 following a change in control at a sale price of $15.23 per share.

EQUITY COMPENSATION PLAN INFORMATION

We currently maintain six equity compensation plans: the 1991 Plan, the 1998 Plan, the 2001 Plan, the 2000 Executive Cash or Stock Bonus Plan (the “Executive Bonus Plan”), the Company’s Employee Stock Purchase Plan (the “ESPP”) and the more recently established 2006 Performance Incentive Plan (“2006 Plan”). In addition, in conjunction with the acquisition of Advanced Enterprise Solutions, Inc. (“AES”) (which was approved by our stockholders), the Company assumed outstanding options to acquire AES common stock, which were converted into fully vested options (the “AES Options”). Each of these plans and the conversion of the AES Options have been approved by our stockholders. In 2006, we granted stock options and other equity-based awards to members of senior management which were not granted under a stockholder-approved plan.

The following table sets forth, for each of the Company’s equity compensation plans, as well as grants outside of stockholder-approved plans, the number of shares of common stock subject to outstanding options, the weighted-average exercise price of outstanding options, and the number of shares remaining available for future award grants as of December 31, 2006.

	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights		Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights [1]	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
Equity compensation plans approved by security holders
Option Grants/Warrants	3,785,345	[2]	$10.45	4,701,763	[3,4]
Restricted Stock Units (performance-based and time-based)	1,089,280	[5,6]	N/A	2,210,720
Equity compensation plans not approved by security holders
Option Grants/Warrants	890,000	[7]	$11.62
Restricted Stock Units	219,500	[8]	N/A
Performance Stock Unit Awards	405,000	[9]	N/A

Total	6,389,125		$10.67	6,912,483

[1]

The weighted average exercise prices set forth in this column do not include restricted stock units and performance stock units which, by their terms, do not have exercise prices. However, the average vesting price for performance stock unit awards is $17.62.

[2]	Includes all options from 1991, 1998, 2001, 2006 Plans and AES Options.
[3]	Includes 201,699 shares under the Employee Stock Purchase Plan and 32,843 under the Executive Bonus Plan.
[4]

7,943,721 shares initially available for award grants, out of which 1,343,721 were derived from prior plans and for which 6,600,000 were made available under the new 2006 Plan. Under the 2006 Plan, a limit of 3,300,000 full value shares could be granted. We granted a net of 1,089,280 RSUs and PSUs which were granted and outstanding as of December 31, 2006, leaving a remainder of 2,210,720 full value shares available for future issuance. In addition, a total of 4,701,763 of additional securities were available for issuance under shareholder approved Equity Compensation Plans as of December 31, 2006.

[5]

Includes 715,730 outstanding RSUs. Effective October 27, 2006, Mr. Laskey received a grant of 35,000 RSUs, Mr. Wienkoop received a grant of 100,000 RSUs, and Mr. Mongelluzzo received a grant of 65,000 RSUs. RSUs are scheduled to vest ratably in annual installments over the three years following the grant, subject to the executive’s continued employment with us.

[6]

Includes 373,550 outstanding PSUs. Vesting is determined based on our attainment of specified levels of year-over-year license revenue growth during each of 2007, 2008 and 2009. Effective October 27, 2006, Mr. Laskey and Mr. Mongelluzzo each received a grant of 35,000 PSUs, and Mr. Wienkoop received a grant of 55,000 PSUs.

[7]

Includes 875,000 options that were issued under plans not approved by stockholders (“out of plan options”). On February 10, 2005, Mr. Weyand was granted 450,000 out of plan options at an exercise price of $9.89 per share, which vested in two equal installments on February 10, 2006 and February 10, 2007 and which expire on the tenth anniversary of the grant date. On March 9, 2005, Mr. Mongelluzzo was granted 150,000 out of plan options at an exercise price of $11.56 per share, which vest in four equal annual installments beginning March 9, 2006, and which expire on the tenth anniversary of the grant date. On August 15, 2005, Mr. Wienkoop was granted 275,000 out of plan options at an exercise price of $14.30 per share, which vest in four equal annual installments beginning August 15, 2006, and which expire on the tenth anniversary of the grant date. Also includes 15,000 warrants issued to the former president of MDI in exchange for consulting services.

[8]

Comprised of 219,500 out of plan RSUs granted to Mr. Weyand and Mr. Laskey. Mr. Weyand was granted 200,000 RSUs on March 1, 2005 which vests as to 50% of the total number of stock units on each of March 1, 2006 and March 1, 2007. Once vested, Mr. Weyand’s RSUs will be settled in an equivalent number of shares of our common stock on the earlier of (i) March 1, 2007, (ii) six months following the termination of Mr. Weyand’s employment, (iii) a change in control, or (iv) a transaction by which we go private such that our stock is no longer readily tradable on an established securities market. As of December 31, 2006, none of Mr. Weyand’s RSUs had been issued (although 100,000 had vested). Mr. Weyand’s RSUs were all vested and were issued on March 1, 2007. Mr. Laskey was granted 39,000 RSUs on March 8, 2005, which vest equally on each of October 18, 2005, 2006, 2007 and 2008. As of December 31, 2006, 19,500 of Mr. Laskey’s RSUs had vested, and 19,500 units remained unvested. Once vested, Mr. Laskey’s RSUs will be settled in equivalent numbers of common shares of our stock as soon as practicable after the vesting date.

[9]

Comprised of 405,000 Performance Stock Unit Awards granted to 25 upper management employees, including Messrs. Weyand, Wienkoop, Mongelluzzo, and Laskey. These awards vest if, within a two year and 30 day period following the date the award is granted, our stock price closes at a specified vesting price over a period of at least 30 consecutive trading days while listed on NASDAQ or we are sold at a specified per share price. Upon vesting, the award is to be settled in an equivalent number of shares of our common stock. Mr. Weyand was granted 100,000 Performance Stock Units awards on February 10, 2005, with a vesting price of $15.00; Mr. Mongelluzzo was granted 30,000 Performance Stock Units awards on March 9, 2005, with a vesting price of $17.00; Mr. Laskey was granted 30,000 Performance Stock Units awards on May 25, 2005, with a vesting price of $17.00; Mr. Wienkoop was granted 40,000 Performance Stock Units awards on August 15, 2005, at a vesting price of $20.00.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

We are not currently a party to any related person transactions. However, in the event such a transaction is proposed or exists, the Audit Committee of our Board of Directors is responsible for reviewing such transactions initially and on an ongoing basis and approving (if appropriate) all such transactions before their commencement or continuation. The Audit Committee may, in its discretion, approve or deny any related person transaction and may require the cessation of such a transaction at any time. Approval of a related person transaction may be conditioned upon the related person and us following certain procedures set out by the Audit Committee. The Audit Committee will analyze certain factors in determining whether to approve a related person transaction which factors may include, but not be limited to the following:

•	whether the terms of the transaction are fair to us;

•	benefits to us;

•	the availability of other sources for comparable products or services;

•	the impact, if any, on a director’s independence;

•	whether the transaction is material to us; and

•	the terms available to unrelated third parties or to employees generally.

PROPOSAL TWO

RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS THE

COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

General

The Audit Committee of the Board has selected Deloitte as the Company’s independent registered public accounting firm to perform the audit of our financial statements and our internal control over financial reporting for the fiscal year ending December 31, 2007. As is discussed more thoroughly below under the heading “Disagreements with and Dismissal of KPMG LLP,” Deloitte was engaged on May 18, 2005 upon the dismissal of KPMG LLP. Deloitte audited the Company’s financial statements for the years ended December 31, 2004 and 2005. KPMG LLP served as the Company’s auditor for the year ended December 31, 2003.

Representatives of Deloitte are expected to attend the meeting and will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate stockholder questions.

We are asking our stockholders to ratify the selection of Deloitte as our independent registered public accounting firm. Although we are not required by our governing documents or applicable law to seek stockholder ratification of the Audit Committee’s selection of Deloitte, the Board and the Audit Committee believe it is desirable to do so. If the selection of Deloitte is not ratified, the Audit Committee will reconsider its selection. Even if the selection is ratified, the Audit Committee, in its discretion, may select a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and our stockholders.

Your Board and the Audit Committee recommend that you vote FOR the ratification of the selection of Deloitte as the Company’s independent registered public accounting firm for the fiscal year ended December 31, 2007.

Engagement of Deloitte & Touche LLP

On May 18, 2005, the Audit Committee engaged Deloitte & Touche LLP as the Company’s independent registered public accounting firm. During the fiscal years ended December 31, 2003 and 2004, and the subsequent period through May 18, 2005, the Company had not requested or obtained any advice from Deloitte regarding the application of accounting principles to a specified transaction or type of audit opinion that might be rendered on the Company’s consolidated financial statements or any matter that was a subject to the dismissal of KPMG LLP as discussed below.

Change in Independent Registered Public Accounting Firm

The Audit Committee of the Board of Directors dismissed KPMG LLP as its independent registered public accounting firm on April 24, 2005 and the Company filed a Form 8-K on April 28, 2005 regarding the dismissal. The text of the Form 8-K follows:

Changes in Registrant’s Certifying Accountant.

On April 24, 2005, the Audit Committee of the Board of Directors of MSC.Software Corporation (the “Company”) dismissed KPMG LLP as its independent public accountants.

As previously reported, the Company will restate its financial statements for the periods subsequent to December 31, 2000 and, accordingly, the Company’s previously published financial statements should not be relied upon. KPMG LLP did not deliver an opinion with respect to the Company’s financial statements for either the year ended December 31, 2003 or the year ended December 31, 2004.

During the work in connection with the audit of the Company’s financial statements for the year ended December 31, 2003, KPMG LLP questioned the accounting in 2002 for stock options held by the former

Managing Director of MSC Japan, Mars Tateishi. The Company and Mr. Tateishi entered into a Resignation Agreement, dated January 17, 2002, pursuant to which, among other things, Mr. Tateishi voluntarily resigned from the Company and the Company agreed to pay Mr. Tateishi a severance benefit, equal to nine months salary payable in monthly installments, and to extend the exercise period for his previously vested stock options for nine months. KPMG LLP questioned whether the Resignation Agreement constituted an amendment or modification of the terms of Mr. Tateishi’s stock options which required that a charge against earnings be taken. The Company and KPMG LLP ultimately concluded that a charge against earnings should have been taken with respect to these stock options in the first quarter of 2002 and, therefore, the Company’s financial statements for the year ended December 31, 2002 should be restated.

As previously reported, the Audit Committee of the Board of Directors of the Company conducted an independent review of certain matters. The key conclusions from the report of the independent review by the Audit Committee and its legal counsel are summarized below.

The independent review found evidence that information was withheld from, and inaccurate or misleading information was provided to, KPMG LLP in connection with the accounting treatment of stock options as described above and revenue recognition with respect to software contracts in Korea.

The independent review found instances where backdated documents were obtained or sought, either to accelerate revenue or to provide audit documentation to the Company’s independent auditors. Although the independent review did not review all transactions, the independent review did not observe any significant pattern or practice of intentional backdating of documents by Company employees or any evidence of a systematic attempt by the Company’s management to alter or manage revenues.

The independent review raised concerns regarding the timing of the recognition of revenues, the completeness of the documentation required to recognize revenue, the implementation of appropriate cut-off procedures at the end of accounting periods and other failures to comply with generally accepted accounting principles. These concerns, as well as revenue recognition in general, will be addressed as part of the Company’s previously announced restatement of the Company’s financial statements for all periods subsequent to December 31, 2000.

The Company also intends to make certain non-revenue adjustments as part of the restatement process. These proposed adjustments relate to the following items:

•	an increase in selling, general and administrative expense and additional paid-in capital in 2002 relating to a compensation charge as a result of the modification of stock options of two departing employees;

•	revenue recognized in the fourth quarter of 2002 that should have been deferred as a result of the Company’s settlement with the FTC in November of 2002;

•	an increase to retained earnings as of January 1, 2001 resulting from the reversal of a valuation reserve for capitalized software;

•	decreases in the income tax provisions in 2001, 2002 and 2003 related to the tax effects of the adjustments described above and the accounting for a deferred tax liability in connection with an acquisition;

•	recognizing an accrual for certain foreign defined benefit plans in the applicable years rather than in 2003;

•	a decrease in goodwill in 2001 and a decrease in related impairment charges in 2002, in each case relating to the acquisition of Advanced Enterprise Solutions, Inc.;

•	an adjustment to loss on disposal of discontinued operations relating to the revised estimate of cash flows for the Southfield office lease in the fourth quarter of 2003;

•	reclassification of goodwill amounts related to the acquisition of MSC-Australia; this acquisition took place in 2000 and the adjustments will impact 2001 and 2002;

•	write-off of the Korean unearned/unbilled income account from the 2001 balance sheet; and

•	an adjustment to the accounting for a key man life insurance policy to record the cash surrender value in 2001 and related adjustments in 2002.

The exact impact of these proposed adjustments will be determined as part of the Company’s restatement process.

The independent review raised additional questions regarding the accounting treatment for the Company’s acquisition of Advanced Enterprise Solutions, Inc. in July 2001. This issue is being reviewed by the Company and any changes required to that accounting will be part of the Company’s restatement process.

Finally, the independent review observed certain internal control weaknesses that contributed to the revenue and non-revenue concerns identified during the independent review. The internal control weaknesses observed were (1) weak oversight in the overall control environment; (2) an organizational structure that compromised the regional finance function’s independence in evaluating judgments and estimates to achieve accurate financial reporting; (3) ambiguous and inconsistent internal accounting policies and procedure; (4) inadequate monitoring and Oracle system controls in the revenue data entry process; (5) insufficient documentation of assumptions and judgments to support historical accounting; and (6) insufficient skills and/or training to ensure that the Company’s internal accounting policies and procedures would generate financial reporting in accordance with GAAP.

These matters were discussed with the Audit Committee of the Board of Directors of the Company and the Company has authorized KPMG LLP to respond fully to any inquiries by the Company’s successor independent public accountants, when appointed, regarding these matters.

Subject to the foregoing, since January 1, 2003, to the knowledge of the management of the Company, none of the “reportable events” identified in Item 304 (a) (1) (v) (A) through (D) of Regulation S-K has occurred.

The Company provided KPMG LLP with a copy of the disclosure it is making in this Item 4.01. The Company has requested that KPMG LLP furnish the Company with a letter addressed to the Securities and Exchange Commission stating whether it agrees with the statements made by the Company in this Item 4.01 and, if not, stating the respects in which it does not agree.

As stated above, the Company provided a copy of the disclosure to KPMG for comment. KPMG responded on May 11, 2005 as follows:

Ladies and Gentlemen:

We were previously engaged as principal accountants for MSC.Software Corporation (the “Registrant” or the “Company”) and, under the date of February 14, 2003, we reported on the consolidated financial statements of the Company as of December 31, 2002 and 2001, and for the years ended December 31, 2002 and 2001. However, as was first reported by the Company in a press release dated March 30, 2004, and as disclosed in the Company’s Form 8-K dated April 28, 2005, the Company will restate its financial statements for the periods subsequent to December 31, 2000 and, accordingly, the Company’s previously published financial statements should not be relied upon. On April 24, 2005, our appointment as principal accountants was terminated. We have read the Registrant’s statements included under Item 4.01 of its Form 8-K dated April 28, 2005, and we agree with such statements, except that we either are not in a position to agree or disagree with certain statements, or we believe such statements are incomplete, as set forth below:

The description of the Mars Tateishi matter in the third paragraph and the description of the conduct and conclusion of the Audit Committee review in the fourth paragraph are incomplete. We were in the process of performing our audit of the Company’s consolidated financial statements as of and for the year ended December 31, 2003, when we discovered information that led us to believe that the Company’s consolidated financial statements as of and for the year ended December 31, 2002, may have been materially misstated as it relates to the stock option matter noted in the third paragraph. In the course of performing additional audit procedures relating to this matter, on March 23, 2004, we discovered information that caused us to question whether certain information had been withheld from us, and therefore whether a possible illegal act had occurred. Based upon this information, on March 25, 2004, we recommended to the Audit Committee that it should have an independent investigation conducted of the matters raised. The Audit Committee engaged outside legal counsel, Dewey Ballantine LLP (Dewey) to investigate the matters raised. Management of the Company also engaged outside legal counsel Munger, Tolles and Olson (Munger), to participate in the conduct of the investigation. From at least March 30, 2004 to April 20, 2004, we expressed repeated concerns to the Audit Committee about the involvement of Munger in the investigation because their involvement and the scope of their services provided to the Company impaired the appearance of independence. It is our understanding that Munger’s participation in the investigation ceased in or about May 2004.

In May 2004, the Audit Committee informed us that it was satisfied with the results of the investigation. However, because of our concerns regarding the use of a co-counsel noted above, as well as other matters we had identified during our review of certain electronic documents and other information shared with us in connection with the investigation, we then recommended to the Audit Committee that it continue and expand the investigation, including the retention of professionals with forensic accounting experience. Subsequently, the Audit Committee engaged Navigant Consulting, Inc. (Navigant) to participate in the continuing investigation.

The description of the independent review contained in the fifth and sixth paragraphs is incomplete. On February 16, 2005, the Company publicly announced that the independent review directed by its Audit Committee was complete and the report to the Audit Committee from Dewey had been presented to the Board of Directors. The Company also publicly announced that the concerns raised in the independent review regarding the timing of the recognition of revenues, the completeness of the documentation required to recognize revenue, the implementation of appropriate cut-off procedures at the end of accounting periods and other failures to comply with generally accepted accounting principles (GAAP) would be addressed as part of the Company’s previously announced restatement of its financial statements for all periods subsequent to December 31, 2000. The Company also publicly disclosed that it intended to make certain non-revenue adjustments as part of the restatement process.

The Company provided us with the results of the investigation on or about February 16, 2005. It is our understanding that, as of February 16, 2005, the independent review had not addressed what remediation efforts were necessary based on the results of the investigation, nor had it proposed the resolution for instances of unresolved accounting issues, including those stated above. Additionally, as of the date of our dismissal, we had not been provided the details of all significant planned remedial actions to be implemented. From February 16, 2005, until our dismissal, we were in the process of evaluating those results. On several occasions after February 16, 2005, we recommended that the Audit Committee continue using Navigant to assist in resolving the pending accounting matters, including differing views between the Company’s financial management and Navigant regarding accounting for the 2001 acquisition of Advanced Enterprise Solutions, Inc. (AES), discussed below. Also, on several occasions, most recently on April 22, 2005, we informed the Audit Committee, management and/or the investigators that there were other matters relating to the investigation that we believed needed to be resolved before the completion of the audit work for 2003 and earlier years.

The description in the fifth paragraph of information that was withheld from us, and inaccurate or misleading information that was provided to us, is incomplete. We are aware of other incidents identified during the investigation where inaccurate or misleading information was provided to us. These incidents included, among others, issues relating to the accounting for severance, key man life insurance and revenue recognition.

We are not in a position to agree or disagree with the statements in the sixth paragraph that the independent review did not observe any significant pattern or practice of intentional backdating of documents by Company employees or any evidence of a systematic attempt by the Company’s management to alter or manage revenues.

We are not in a position to agree or disagree with the statement in the seventh paragraph that the concerns raised regarding the timing of the recognition of revenues, the completeness of the documentation required to recognize revenue, the implementation of appropriate cut-off procedures at the end of accounting periods and other failures to comply with GAAP, as well as revenue recognition in general, will be addressed as part of the Company’s previously announced restatement of its financial statements for all periods subsequent to December 31, 2000.

We are not in a position to agree or disagree with the statements in the eighth and ninth paragraphs that the Company intends to make certain non-revenue adjustments as part of the restatement process and that the exact impact of the proposed adjustments identified by the Company will be determined as part of the Company’s restatement process. We are also not in a position to agree or disagree that the items listed in the eighth paragraph represent a complete listing of the proposed non-revenue adjustments to be addressed as part of the restatement process, nor whether the impact of these adjustments is correctly represented.

The description in the tenth paragraph of the accounting issue relating to the acquisition of AES is incomplete. We had understood that Navigant and financial management of the Company had differing views on the proper accounting for the transaction. We are not in a position to agree or disagree with the statement that the accounting treatment for the acquisition of AES is being reviewed by the Company and any changes required will be part of the Company’s restatement process.

The statements regarding internal control weaknesses in the eleventh paragraph are incomplete. In March 2004, we had communicated to management and the Audit Committee instances we noted during our audit test work in which the Company’s internal controls and/or financial management failed to identify and address transactions or issues that could have material financial statement implications that we considered to be material weaknesses. The specific instances we noted included revenue recognition, pension obligations, stock option modifications and self-insurance obligations. The Company’s internal controls and/or financial management did not assure that these transactions were recorded in accordance with GAAP. The Company’s internal controls were not operating effectively to ensure that (i) the relevant accounting principles for the transactions were researched to determine the requirements of GAAP, (ii) the conclusions reached were documented in writing and communicated to the members of the accounting department responsible for recording the transactions, and (iii) management performed an initial and ongoing review of the transactions to ensure compliance with the conclusions reached for the transactions.

With respect to the statements in paragraphs twelve and thirteen, we are not in a position to agree or disagree whether the referenced matters were discussed with the Audit Committee of the Board of Directors. We are unclear whether the thirteenth paragraph is or is not disclosing the existence of reportable events. However, we believe the events disclosed in the Company’s Form 8-K dated April 28, 2005, and in this response letter, constitute reportable events under Item 304(a)(1)(v)(A) through (D) of Regulation S-K.

Very truly yours,

/s/ KPMG LLP

The Company restated its financial statements for the year ended December 31, 2002 and reported its consolidated financial statements for the years ended December 31, 2003 and December 31, 2004. The restated financial statement and consolidated financial statements are included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2004, filed with the Securities and Exchange Commission on April 17, 2006. KPMG LLP did not issue an opinion on our financial statements for either the year ended December 31, 2003 or the year ended December 31, 2004.

The Company has authorized KPMG LLP to respond fully to any inquiries by Deloitte & Touche LLP, the Company’s successor independent public accounting firm, regarding these matters.

Report of the Audit Committee

The following Audit Committee Report does not constitute soliciting material and shall not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent the Company specifically incorporates this Audit Committee Report by reference therein.

The Audit Committee reviewed the Company’s audited consolidated financial statements included in the Company’s Form 10-K for the fiscal year ended December 31, 2006 and discussed such statements with management and the Company’s independent registered public accounting firm. Management represented to the Audit Committee that the Company’s consolidated financial statements were prepared in accordance with U.S. generally accepted accounting principles. The Audit Committee discussed with the independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standards No. 61 (Codification of Statements on Auditing Standard, AU 380), SAS 99 (Consideration of Fraud in a Financial Statement Audit) and Securities and Exchange Commission rules discussed in Final Releases Nos. 33-8183 and 33-8183a.

The Company’s independent registered public accounting firm also provided to the Audit Committee the written disclosures required by Independence Standards Board Standard No. 1 (Independence Standards Board Standard 1, “Independent Discussions with Audit Committees”), and the Audit Committee has discussed with the independent registered public accounting firm their independence.

Based on the review and discussions noted above, and relying thereon, the Audit Committee recommended to the Board that the Company’s audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2006, and be filed with the U.S. Securities and Exchange Commission.

Respectfully submitted,

Donald Glickman, Chairman

William F. Grun

Ashfaq A. Munshi (member since July 28, 2006)

Fees Paid to Independent Registered Public Accounting Firms

The following table shows the approximate fees billed to us for services performed in 2005 and in 2006 by Deloitte & Touche LLP, our current independent registered public accounting firm:

	2005	2006
Audit Fees	$3,377,000	$3,658,000
Audit-Related Fees	—	176,000
Tax Fees	36,000	8,000
All Other Fees	5,654,000	1,571,000

Total	$9,067,000	$5,413,000

Audit Fees. This category includes the audit of our annual financial statements, review of financial statements included in our Form 10-Q quarterly reports, and services that are normally provided in connection with statutory and regulatory filings or engagements for those fiscal years. This category also includes advice on accounting matters that arose during, or as a result of, the audit or the review of interim financial statements, statutory audits required by non-U.S. jurisdictions and the preparation of an annual “management letter” on internal control matters.

Audit-Related Fees. This category consists of assurance and related services provided that are reasonably related to the performance of the audit or review of our financial statements and are not reported above under

“Audit Fees.” The services for the fees disclosed under this category primarily include the audit of our PSP for the plan years 2003, 2004 and 2005.

Tax Fees. This category consists of professional services rendered, primarily in connection with our tax compliance activities, including the preparation of tax returns in certain overseas jurisdictions and technical tax advice related to the preparation of tax returns.

All Other Fees. This category includes services rendered in 2005 and 2006 related to the 2004 Form 10-K and integrated (restated) audit.

Pre Approval Policies and Procedures

The Audit Committee, in its sole discretion, pre-approved and reviewed audit and non-audit services performed by our independent registered public accounting firm, as well as the fees charged for such services. Requests for approval are considered at each regularly scheduled Audit Committee meeting or, if necessary, are approved by the unanimous consent of all members of the Audit Committee. In its pre-approval and review of non-audit service fees, the Audit Committee considers, among other factors, the possible effect of the performance of such services on the auditors’ independence. The Audit Committee considered and pre-approved all services rendered during 2006.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the ownership of our shares as of April 2, 2007 by: (i) each of our current directors; (ii) each of our executive officers named in the Summary Compensation Table; (iii) all of our current executive officers and directors as a group; and (iv) all those known by us to be beneficial owners of more than five percent of our shares. Five percent or greater stockholder information is based on information contained in Schedule 13D/13G filings. The information provided is to our best knowledge and belief. Unless otherwise indicated, the address of each of the beneficial owners listed in this table is: c/o MSC.Software Corporation, 2 MacArthur Place, Santa Ana, California 92707.

Name and Address of Beneficial Owner	Common Stock Ownership [1]	Options Exercisable within 60 Days [2]	Percent of Class [3]
Silver Point Capital, L.P. Two Greenwich Plaza, 1st Floor Greenwich, CT 06830 [4]	4,300,000	—	9.72%

MSD Capital L.P. 645 Fifth Avenue, 21st Floor New York, NY 10022 [5]	3,185,700	—	7.20%

Morgan Stanley 1221 Avenue of the Americas New York, NY 10020 [6]	2,937,694	—	6.64%

ICM Asset Management, Inc.	2,248,261	—	5.08%

James M. Simmons 601 W. Main Avenue, Suite 600 Spokane, WA 92201 [7]

Donald Glickman [8]	13,000	20,000	*
William F. Grun [9]	13,285	20,000	*
Ashfaq A. Munshi [10]	—	15,000	*
George N. Riordan [11]	13,101	20,000	*
William J. Weyand [12]	351,350	465,000	1.83%
Glenn R. Wienkoop [13]	20,000	68,750	*
John J. Laskey [14]	42,330	200,000	*
John A. Mongelluzzo [15]	7,700	87,500	*
All current directors and executive officers as a group (8 persons)**	460,766	896,250	3.0%

*	Holdings represent less than 1% of all shares outstanding.
**	Includes current directors and current executive officers only.
[1]

This column lists common stock that, except as provided with respect to certain shares held in trust with the person’s spouse and as otherwise provided under state community property laws, beneficial ownership is direct and the person indicated has sole voting and investment power over the shares of common stock indicated. This column also lists restricted common stock granted to certain executives (as set out individually below).

[2]

The amounts shown in this column include vested stock options and stock options that will vest within 60 days of April 2, 2007. If shares are acquired, the director or executive officer would have sole discretion as to voting and investment.

[3]

All expressions of percent of class held assume that the vested options, if any, of the particular person or group in question, and no others, have been exercised or that such person’s restricted stock units or performance units have been settled in shares of common stock. Percent of class is based on 44,222,573 shares of our common stock outstanding on April 2, 2007.

[4]

Based upon information set forth in a Schedule 13G filed under the Exchange Act by Silver Point Capital, L.P. and other reporting persons dated February 12, 2007 for year ended December 31, 2006. Silver Point Capital, L.P. (“Silver Point”) is the investment manager of the Silver Point Fund, L.P. and Silver Point Offshore Fund, Ltd. (the “Funds”). Silver Point Capital Management, LLC (“Management”) is the general partner of Silver Point. Messrs. Edward A. Mule and Robert J. O’Shea are each members of Management. Silver Point, Management and Messrs. Mule and O’Shea disclaim beneficial ownership of the shares of common stock held by the Funds.

[5]

Based upon information set forth in a Schedule 13G filed under the Exchange Act by MSD Capital L.P. and MSD Torchlight, L.P. dated February 14, 2007 for the year ended December 31, 2006. MSD Torchlight, L.P. was the record and beneficial owner of these shares as of December 31, 2006. MSD Capital, L.P. is the general partner of MSD Torchlight, L.P. and MSD Capital Management is the general partner of MSD Capital, L.P.

[6]	Based upon information set forth in amendment No. 7 to a Schedule 13G filed under the Exchange Act by Morgan Stanley dated February 15, 2007 for the year ended December 31, 2006.
[7]

Based upon information set forth in a Schedule 13G filed under the Securities Exchange Act of 1934 by ICM Asset Management, Inc. and James M. Simmons dated February 14, 2007 for the year ended December 31, 2006.

[8]	Mr. Glickman also holds 10,000 share options that are not exercisable within 60 days of April 2, 2007.
[9]	Mr. Grun also holds 10,000 share options that are not exercisable within 60 days of April 2, 2007.
[10]	Mr. Munshi also holds 10,000 share options that are not exercisable within 60 days of April 2, 2007.
[11]	Mr. Riordan also holds 10,000 share options that are not exercisable within 60 days of April 2, 2007.
[12]

The 351,350 shares beneficially owned represents 50,000 shares of restricted stock purchased by Mr. Weyand under a restricted stock agreement; 115,000 shares acquired by Mr. Weyand through open market purchases on November 27, 2006 and November 28, 2006 at prices ranging from $13.43—$13.60; the vesting of 66,250 performance stock units on February 8, 2007 (remainder of 100,000 performance stock unit award after 33,750 shares were withheld by us to pay underlying taxes); and the vesting of 120,100 restricted stock units on March 1, 2007 (remainder of a 200,000 restricted stock unit award after 79,900 shares were withheld by us to pay underlying taxes). On February 9, 2007 Mr. Weyand was granted a 150,000 non-qualified stock option at $15.54 per share under the terms of the MSC.Software Corporation 2006 Performance Incentive Plan (the “2006 Plan”) that vests in its entirety on the fourth anniversary of the date of grant. Also, on February 10, 2007 Mr. Weyand was granted a 50,000 share restricted stock unit award that vests in four installments on the first four anniversary dates of the award. For additional information regarding Mr. Weyand’s equity compensation arrangement, see the discussion under the heading, “Executive Compensation”.

[13]

The 20,000 shares beneficially owned represents shares acquired through an open market purchase on November 27, 2006 at $13.52 per share. On August 15, 2005 Mr. Wienkoop was granted a 275,000 share option that vests annually in four equal installments beginning August 15, 2006 (as noted in chart). On October 27, 2006 Mr. Wienkoop was granted a 100,000 share restricted stock unit award that vests ratably on the first three anniversary dates of the grant. For additional information regarding Mr. Wienkoop’s equity compensation arrangement, see the discussion under the heading, “Executive Compensation”.

[14]

Of the 42,330 shares beneficially owned, 25,000 shares represent restricted stock purchased by Mr. Laskey under a restricted stock agreement, 16,014 shares represent the vesting of half of the number of shares of a 39,000 share restricted stock unit which vests annually over a 4 year period beginning October 18, 2005 (minus 3,486 shares withheld by us to pay underlying taxes) (he holds an additional 19,500 remaining restricted stock units that are not vested) and 1,316 shares which were awarded under the 2000 Executive Bonus Plan. The 200,000 share options reflected in the chart represent a non-qualified stock option grant totaling 150,000 shares granted to Mr. Laskey as a result of his employment with us that vests annually in four equal parts beginning on October 18, 2005 and a 50,000 share non-qualified stock option granted to Mr. Laskey on October 18, 2005 that vests annually in four equal installments beginning October 18, 2006 (the “Nonqualified Stock Option Grants”). Pursuant to the vesting schedules of the Nonqualified Stock Option Grants a total of 87,500 shares would have vested within the 60 day period from the April 2, 2007 Record Date. However, effective April 30, 2007, Mr. Laskey will retire from the Company and the

Compensation Committee has accelerated the vesting of these nonqualified stock options to vest in their entirety on his date of resignation. On October 27, 2006 Mr. Laskey was granted a 35,000 share restricted stock unit award that vests ratably on the first three anniversary dates of the grant. Vesting of the 19,500 shares remaining unvested under the restricted stock unit grant discussed above and all other unvested equity awards held by Mr. Laskey shall not be modified in any way. For additional information regarding Mr. Laskey’s equity compensation arrangement, see the discussion under the heading “Severance and Change in Control Benefits”.

[15]

The 7,700 shares beneficially owned represents shares acquired through an open market purchase on November 21, 2006 at $12.94 per share. On March 9, 2005, Mr. Mongelluzzo was granted a 150,000 share option that vests annually in four equal installments beginning March 9, 2006, 75,000 of which are vested as of March 9, 2007 (as noted in chart). On March 7, 2006, Mr. Mongelluzzo was granted a 50,000 share option that vests annually in four equal installments, 12,500 of which vested on March 7, 2007 (as noted in chart). On October 27, 2006, Mr. Mongelluzzo was granted a 65,000 share restricted stock unit award that vests ratably on the first three anniversary dates of the grant. For additional information regarding Mr. Mongelluzzo’s equity compensation arrangement, see the discussion under the heading, “Executive Compensation”.

OTHER MATTERS

The Board knows of no other business which may be brought before the annual meeting. It is the intention of the persons named in the enclosed Proxy to vote such Proxy in accordance with their best judgment on any other matters which may be brought before the annual meeting.

IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING IN PERSON, YOU ARE URGED TO FILL IN, SIGN AND RETURN THE PROXY IN THE ENCLOSED SELF-ADDRESSED ENVELOPE.

By Order of the Board of Directors,

John A. Mongelluzzo
Executive Vice President, Business Administration
Legal Affairs and Secretary

APPENDIX A

CHARTER OF THE AUDIT COMMITTEE

OF THE BOARD OF DIRECTORS OF

MSC.SOFTWARE CORPORATION

Organization

The Board of Directors (the “Board”) shall designate annually an Audit Committee comprised of three or more Directors, who may be removed by the Board of Directors in its discretion. The members of the Audit Committee shall meet the independence requirements applicable to directors and audit committee members under the rules and regulations of the applicable exchange and the Securities and Exchange Commission (“SEC”). All members of the Audit Committee shall be able to read and understand fundamental financial statements including the Company’s balance sheet, income statement and cash flow statement. No member of the Audit Committee shall have participated in the preparation of the financial statements of the Company or any Company subsidiary at any time during the past three years. At least one member of the Audit Committee shall be an “audit committee financial expert,” as determined by the Board consistent with the rules of the SEC.

The members of the Audit Committee shall be appointed by the Board upon the recommendation of the Governance and Nominating Committee and shall serve until their successors shall be duly elected and qualified. A Chairman of the Audit Committee shall be elected annually by the Board.

Purpose

The primary purpose of the Audit Committee is to represent and assist the Board in fulfilling its oversight responsibilities with respect to (1) the quality and integrity of the Company’s financial statements, (2) oversight of the accounting and financial reporting processes of the Company and the audit of the financial statements of the Company (3) the Company’s compliance with legal and regulatory requirements, (4) the independent auditor’s qualifications and independence, and (5) the performance of the Company’s internal audit function and independent auditors.

The Audit Committee shall prepare the Audit Committee report required by the rules of the Securities and Exchange Commission to be included in the Company’s annual proxy statement.

While the Audit Committee recognizes the importance of its role, it is not the responsibility of the Audit Committee to plan or conduct audits, to determine that the Company’s financial statements are in all material respects complete and accurate and in accordance with generally accepted accounting principles (“GAAP”), or to certify the Company’s financial statements. These are the responsibilities of management and the independent auditor. It is also not the responsibility of the Audit Committee to guarantee the independent auditor’s report. The Audit Committee shall represent and assist the Board in overseeing management and the independent auditors in fulfilling their responsibilities in the financial reporting process of the Company.

Meetings

The Audit Committee shall meet at least four times each year, or more frequently as it deems necessary or appropriate to carry out its responsibilities and may, in its sole discretion, form and delegate authority to subcommittees (comprised only of Audit Committee members) in furtherance of such responsibilities. Meetings of the Audit Committee shall be called by the Chairman of the Audit Committee, the Chairman of the Board or the President of the Company. All such meetings shall be held pursuant to the By-Laws of the Company with regard to notice and waiver thereof, and written minutes of each such meeting shall be duly filed in the Company’s records. In order to foster open communications, the Committee shall meet periodically with executive management, the head of the Company’s internal audit department and the independent auditor in separate private sessions to discuss any matters that the Audit Committee or any such persons believe appropriate.

Relationship With Independent Auditors

The Audit Committee shall be directly responsible for the appointment (with subsequent submission to the Company’s shareholders for ratification if so determined by the Board), compensation (including as to fees and terms), retention and oversight of the work of the Company’s independent auditor (including resolution of disagreements between management and the independent auditor with regards to financial reporting) for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Company. The Audit Committee shall have the sole authority to appoint or replace the Company’s independent auditor, which shall report directly to the Audit Committee.

All auditing services and permitted non-audit services performed for the Company by the independent auditor shall be preapproved by the Audit Committee subject to applicable laws, rules and regulations. The Audit Committee may form and delegate to any member of the Audit Committee the authority to grant preapprovals with respect to auditing services and permitted non-auditing services, provided that any such grant of preapproval shall be reported to the full Audit Committee at its next meeting.

Powers and Responsibilities

A.	Oversight of the Company’s Financial Statements and Disclosure Practices

The Audit Committee shall:

(1) Meet to review and discuss with management and the independent auditor the Company’s annual audited financial statements, including the Company’s specific disclosures made under “Management’s Discussion and Analysis of Financial Conditions and Results of Operations,” and recommend to the Board whether such audited financial statements should be included in the Company’s annual report on Form 10-K.

(2) Meet to review and discuss with management and the independent auditor the Company’s quarterly financial statements, including the Company’s specific disclosures made under “Management’s Discussion and Analysis of Financial Conditions and Results of Operations.”

(3) Review the Company’s disclosure controls and procedures and internal control over financial reporting and the certifications required to be made by any officer of the Company in each of the Company’s quarterly reports on Form 10-Q and the Company’s annual report on Form 10-K (the “Periodic Reports”).

(4) Review all reports from the independent auditor concerning:

(a) all critical accounting policies and practices to be used;

(b) all alternative treatments of financial information within generally accepted accounting principles that have been discussed with management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditor; and

(c) other material written communications between the independent auditor and management, such as any management letter or schedule of unadjusted differences.

(5) Discuss with the independent auditor certain matters related to the conduct of the audit pursuant to Statement of Auditing Standards No. 61, including any:

(a) Problems or difficulties encountered by the independent auditor in the course of the audit work;

(b) Restrictions on the scope of the independent auditor’s activities or access to information;

(c) Significant disagreements with management;

(d) Communications between the independent auditing team and such team’s national office with respect to auditing or accounting issues presented by the engagement;

(e) Accounting adjustments noted or proposed by the independent auditor but not adopted by the Company; and

(f) Management or internal control letter issued or proposed to be issued by the independent auditor and management’s response to that letter.

(6) Discuss the Company’s guidelines and policies which govern the process of the Company’s risk assessment and risk management as well as discuss the Company’s major risk exposures and the steps management has taken to monitor and control such exposures. The Committee shall also review the status of corporate security, the security of the Company’s data processing information system, and the general security of the Company’s people, assets, and information systems.

(7) Review and discuss with management and the independent auditor, as it deems necessary or appropriate:

(a) Major issues regarding accounting principles and financial statement presentations, including any significant changes in the Company’s selection or application of accounting principles, and major issues as to the adequacy of the Company’s internal controls and any special audit steps adopted in light of material control deficiencies;

(b) Analyses prepared by management and/or the independent auditor setting forth significant financial reporting issues and judgments made in connection with the preparation of the financial statements including analyses of the effects of alternative GAAP methods on the Company’s financial statements;

(c) The effect of regulatory and accounting initiatives, as well as off-balance sheet structures, on the Company’s financial statements; and

(d) The type and presentation of information to be included in earnings press releases (paying particular attention to any use of “pro forma,” or “adjusted” non-GAAP, information), as well as review any financial information, earnings releases and earnings guidance provided to analysts and rating agencies. However, the Audit Committee need not discuss in advance each earnings release or each instance in which the Company may provide earnings guidance.

B. Oversight of the Company’s Independent Auditor

The Audit Committee shall:

(1) Obtain and review a report from the independent auditor on at least an annual basis describing:

(a) The internal quality-control procedures of such independent auditor;

(b) Any material issues raised by the independent auditor’s most recent internal quality-control review or peer review and any steps taken to deal with such issues;

(c) Any material issues raised by an inquiry or investigation by governmental or professional authorities, within the preceding five years, with respect to one or more independent audits carried out by the independent auditor and any steps taken to deal with such issues; and

(d) To assess the auditor’s independence, all relationships between the independent auditor and the Company and its subsidiaries. The Audit Committee shall actively engage in a dialogue with the independent auditor with respect to any disclosed relationships or services that may impact the auditor’s objectivity and independence.

(2) Evaluate the qualifications, performance and independence of the independent auditor, taking into account the foregoing report, the independent auditor’s work throughout the year and the opinions of management and the Company’s internal auditors, and report such conclusions to the Board.

(3) Evaluate the lead (or coordinating) audit partner having primary responsibility for the audit, taking into account the opinions of management and the Company’s internal auditors.

(4) Ensure the required rotation of the lead (or coordinating) audit partner having primary responsibility for the audit and the audit partner responsible for reviewing the independent audit, and consider whether it is appropriate or necessary, in order to assure continuing independence, to rotate the Company’s independent auditor on a regular basis.

(5) Set Company hiring policies with respect to the employment of current and former employees of the independent auditor.

(6) Review and discuss with management and the independent auditor the proposed plan and overall scope of the Company’s annual audit.

C. Oversight of the Company’s Internal Audit Function

The Audit Committee shall:

(1) Review the activities of the internal audit department, including the proposed annual audit plan, periodic progress reports on the status of the plan and all concluded internal audits, including summaries of any significant issues raised during the performance of the internal audits.

(2) Discuss with management and the independent auditor the responsibilities, budget and staffing of the internal audit department and any recommended changes in the planning and scope of the Company’s annual internal audit plan.

(3) Approve in advance the retention and the dismissal of the head of the internal audit department.

D. Oversight of the Company’s Compliance with Legal and Regulatory Requirements

The Audit Committee shall:

(1) Obtain assurance from the independent auditor that the Company is in compliance with the provisions of Section 10A of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

(2) Review with management Company’s Code of Business Conduct and Ethics (the “Code of Conduct”), which prohibits unethical or illegal activities by the Company’s directors, officers and employees, as well as review the actions taken to monitor compliance with the Code of Conduct.

(3) Approve any proposed waivers for directors and executive officers and review any material waivers for non-executive officers and employees granted by the Company’s General Counsel pursuant to the Company’s Code of Conduct. For purposes of this Charter, the term “executive officer” shall have the same meaning specified for the term “officer” in Rule 16a-1(f) under the Exchange Act.

(4) Review with the Company’s internal counsel any legal, regulatory and environmental compliance matters that may have a material impact on the Company’s financial statements or accounting policies.

(5) Establish procedures for the (a) receipt, retention and treatment of complaints received by the Company regarding the Company’s accounting, internal accounting controls or auditing matters, and (b) confidential, anonymous submission by Company employees of concerns regarding questionable accounting or auditing matters.

(6) Review legal compliance matters with the Company’s internal counsel, including compliance generally with applicable laws, rules and regulations, including those of the SEC and the rules and regulations of the applicable exchange, specifically applicable to the composition and responsibilities of the Audit Committee.

(7) Review all related party transactions on an ongoing basis and approve (if appropriate) all such transactions.

Additional Powers and Responsibilities

The Audit Committee shall have the authority to engage and obtain advice and assistance from advisors, including independent or outside legal counsel and accountants, as it determines is necessary or appropriate to carry out its duties and responsibilities. All related fees and costs of such advisors shall be paid promptly by the Company in accordance with its normal business practices.

The Audit Committee shall, on an annual basis, review and reassess the adequacy of this Charter and conduct an evaluation of the Audit Committee’s own performance during such past year, and recommend any proposed changes to the Board for approval.

The Audit Committee shall report its activities to the full Board on a regular basis, including without limitation, any issues that arise with respect to the quality or integrity of the Company’s financial statements, the Company’s compliance with legal or regulatory requirements, the performance and independence of the Company’s independent auditors, or the performance of the internal audit function, and shall perform such other activities or make such recommendations with respect to the above and other matters as the Audit Committee or the Board may from time to time deem necessary or appropriate.

APPENDIX B

CHARTER OF THE GOVERNANCE AND NOMINATING COMMITTEE OF THE BOARD OF DIRECTORS OF MSC.SOFTWARE CORPORATION

1.	Purpose. The purpose of the Governance and Nominating Committee (the “Committee”) of MSC.Software Corporation (the “Company”) is to (a) identify individuals qualified to become members of the Board of Directors (the “Board”), consistent with criteria approved by the Board, and to select, or to recommend that the Board select, the director nominees for each annual meeting of stockholders; (b) develop and recommend to the Board a set of corporate governance principles applicable to the Company; (c) oversee the evaluation of the board and management; and (d) take such other actions within the scope of this charter (this “Charter”) as the Committee deems necessary or appropriate.

2.	Membership. The Committee will be comprised of three or more directors. Each member of the Committee shall be an “independent director” as defined under the rules and regulations of the applicable stock exchange (the “Exchange”) and applicable law. The members of the Committee will be appointed by and serve at the discretion of the Board. Committee members will be elected annually for a term of one year. Vacancies will be filled by majority vote of the Board. The Board will appoint the Chairperson of the Committee.

3.	Specific Responsibilities and Duties. The Board delegates to the Committee the express authority to do the following, to the fullest extent permitted by applicable law and the Company’s Certificate of Incorporation, as amended, and Bylaws:

(a)	Board Composition. Evaluate the size and composition of the Board, develop criteria for Board membership, and evaluate the independence of existing and prospective directors.

(b)	Candidates and Nominees. Identify and evaluate qualified individuals to become new directors as needed. Develop and review the Board’s criteria for selecting new directors, including standards for director independence. Establish procedures to solicit, review, and recommend to the Board, potential director nominees proposed by existing board members or stockholders. Select or recommend that the Board select the director nominees for the annual meeting of stockholders. Criteria that will be used in connection with evaluating and selecting new directors will include factors relating to whether the director candidate would meet the definition of an “independent director” under the rules of the Exchange, as well as judgment, skills, occupation, and experience in the context of the needs of the Board. The Committee will consider candidates proposed by management and stockholders as well as by its own members and will take into account requirements of the Exchange, federal and state law, the suitability of persons for particular assignments and any other factors deemed appropriate by the Committee.

(c)	Current Directors. Review the suitability of each Board member for continued service when his or her term expires or when he or she has a significant change in status.

(d)	Committees. Evaluate the nature, structure and operations (including the authority to delegate to subcommittees) of other Board committees. Make recommendations to the Board as to qualifications of members of the Board’s committees, committee member appointment and removal, and committee reporting to the Board.

(e)	Compensation of Board and Committees. Set and review the compensation for the Board and committee members.

(f)	Governance Guidelines. Develop and recommend to the Board a set of corporate governance guidelines applicable to the Company. Monitor and reassess from time to time these corporate governance guidelines.

(g)	Communication. Oversee and review the Company’s process for providing information to the Board, assessing the channels through which information is received, and the quality and timeliness of the information received.

(h)	Oversight of Board, Management and Committee Evaluations. Take such steps as the Committee deems necessary or appropriate with respect to oversight of the evaluation process of the Board, management, and each Board committee.

(i)	Annual Review. Annually review the Committee’s own performance.

(j)	Review Charter. Review and reassess the adequacy of this Charter annually and recommend any proposed changes to the Board for approval. Publish the Charter as required by the rules and regulations of applicable law and as otherwise deemed advisable by the Committee.

(k)	Recommendations; Reports. (i) Make recommendations and report to the Board and other Board committees with respect to corporate governance and nominating policies of the Company or any of the foregoing matters; (ii) Make recommendations and report to the Board and other Board committees with respect to compensation policy of the Company as it relates to Director compensation, or any of the foregoing matters.

(l)	Orientation and Education. Develop with management and monitor the process of orienting new directors and continuing education for existing directors.

(m)	Conflicts. Consider questions of possible conflicts of interest of prospective new Board members.

(n)	Charitable Contributions. Review and approve charitable contributions initiated by the Board or any director to an organization with which an independent director is affiliated.

(o)	Other Actions. Perform any other activities consistent with this Charter, the Company’s Bylaws and governing law as the Committee or the Board deems necessary or appropriate.

4.	Meetings. The Committee will meet with such frequency, and at such times, as its Chairperson, or a majority of the Committee, determines. A special meeting of the Committee may be called by the Chairperson and will be called promptly upon the request of any two Committee members. The agenda of each meeting will be prepared by the Chairperson and circulated to each member of the Committee prior to the meeting date. Unless the Committee or the Board adopts other procedures, the provisions of the Company’s Bylaws applicable to meetings of Board committees will govern meetings of the Committee.

5.	Minutes. Minutes of each meeting will be kept with the regular corporate records.

6.	Subcommittees. The Committee has the power, to the extent permitted by applicable law and regulation, to delegate all or a portion of its duties and responsibilities to one or more subcommittees.

7.	Reliance; Experts; Cooperation.

(a)	Retention of Counsel and Advisors. The Committee has the power, in its discretion, to retain at the Company’s expense such independent counsel and other advisors and experts, as it deems necessary or appropriate to carry out its duties.

(b)	Search Firm. The Board delegates to the Committee the sole authority, in its discretion (a) to decide whether to retain a search firm to assist the Committee in identifying, screening and attracting director candidates, (b) to terminate any such firm, and (c) to approve the search firm’s fees and other retention terms.

(c)	Reliance Permitted. In carrying out its duties, the Committee will act in reliance on management, the Company’s independent public accountants, internal auditors, and outside advisors and experts, as it deems necessary or appropriate.

(d)	Investigations. The Committee has the power, in its discretion, to conduct any investigation it deems necessary or appropriate to enable it to carry out its duties.

(e)	Required Participation of Employees. The Committee will have unrestricted access to the Company’s independent public accountants, the internal auditors, internal and outside counsel, and anyone else in the Company, and may require any officer or employee of the Company or the Company’s outside counsel or independent public accountants to attend any meeting of the Committee or to meet with any members of, or consultants or advisors to, the Committee.

APPENDIX C

CHARTER OF THE COMPENSATION COMMITTEE

OF THE BOARD OF DIRECTORS OF

MSC.SOFTWARE CORPORATION

1.	Purpose. The purpose of the Compensation Committee (the “Committee”) is to discharge the responsibilities of the Board of Directors (the “Board”) of MSC.Software Corporation (the “Company”) relating to compensation of the Company’s executives to produce an annual report on executive compensation for inclusion in the Company’s proxy statement in accordance with applicable rules and regulations, to oversee the succession planning process and personnel development for key positions and to take such other actions within the scope of this Charter as the Committee deems necessary or appropriate.

The Company’s compensation policies should be designed to allow the Company to recruit and retain superior talent and create a significant direct relationship between pay and benefit levels and performance. Compensation payable to the Company’s executives should provide overall competitive pay and benefit levels, create proper incentives to enhance the value of the Company, and reward superior performance.

2.	Membership. The Committee will be comprised of three or more directors. All members of the Committee will be independent directors, as determined by the Board, under the independence requirements of the applicable Stock Exchange and who qualify as non-employee directors under Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the “34 Act”), and outside directors under Section 162(m) of the Internal Revenue Code of 1986, as amended and applicable law. The members of the Compensation Committee shall be appointed by the Board upon recommendation of the Governance and Nominating Committee and shall serve until their successors shall be duly elected and qualified. The members of the Committee members may be removed at any time by a majority vote of the Board. The Board will appoint the Chairperson of the Committee.

3.	Specific Responsibilities and Duties. The Board delegates to the Committee the express authority to do the following to the fullest extent permitted by applicable law and the Company’s Certificate of Incorporation, as amended, and Bylaws, as amended:

(a)	Compensation Policies. Review, evaluate and make recommendations to the full Board with respect to management’s proposals regarding the Company’s overall compensation policies, and to monitor compensation trends and solicit independent advice where appropriate.

(b)	Chief Executive Officer (“CEO”) Compensation and Goals. Annually review and approve goals and objectives relevant to the CEO’s compensation, evaluate the CEO’s performance in light of those goals and objectives, and set the CEO’s compensation level including, but not limited to, salary, the extent of participation in long and short-term incentive plans, retirement plans, deferred compensation plans, equity award plans, change-in-control or other severance plans, and all other benefits, compensation or arrangements as the Committee deems appropriate, based on this evaluation.

(c)	Executive Officers. Annually consider and approve the remuneration arrangements for other executive officers, and establish, review and approve to the extent which any executive officer is eligible to participate in such compensation plans. Such remuneration arrangements can include long and short-term incentive plans, retirement plans, deferred compensation plans, equity award plans, change-in-control or other severance plans, as the Committee deems appropriate.

(d)	Other Senior Officers and Employees. Receive and evaluate performance target goals for the senior officers and employees (other than executive officers) and review periodic reports from the CEO as to the performance and compensation of such senior officers and employees.

(e)	Incentive Compensation Plans. Make recommendations to the Board with respect to the Company’s incentive-compensation plans and equity-based compensation plans and approve for submission to stockholders all new stock option and equity compensation plans. Notwithstanding the foregoing, the Committee shall, to the extent, if any, it determines to be advisable, grant stock options, stock appreciation rights, and performance based awards designed to qualify as performance based compensation within the meaning of Internal Revenue Code Section 162(m) and shall administer grants, rights and awards under such plans.

(f)	Overall Review of other Plans. Except as otherwise determined by the Board, review the other compensation plans of the Company in light of Company and plan objectives, needs and current benefit levels.

(g)	Succession Planning. Monitor the succession planning and management development for the Executive Officers and annually review the status of such plan. Such plan should address issues associated with preparedness for the possibility of an emergency situation involving senior management, the long term growth and development of the senior management team and identifying the CEO’s successor.

(h)	Annual Report. Produce an annual report on executive compensation for inclusion in the Company’s proxy statement.

(i)	Review and Publication of Charter. Review and reassess the adequacy of this Charter annually and recommend any proposed changes to the Board for approval. Publish the Charter as required by the rules and regulations of applicable law and as otherwise deemed advisable by the Committee.

(j)	Annual Review. Annually review the Committee’s own performance.

(k)	Other Actions. Perform any other activities consistent with this Charter, the Company’s Bylaws and governing law as the Committee or the Board deems necessary or appropriate.

(l)	Recommendations. Make recommendations and report to the Board and other Board committees with respect to compensation policy of the Company, as it relates to officers and employees, or any of the foregoing matters.

(m)	Compensation Discussion and Analysis Section of Proxy Statement. Review Compensation Discussion and Analysis (CD&A) section of annual proxy statement with management and recommend to the full Board that the section be included in the annual proxy statement.

4.	Possible Recusal. If any member of the Committee (a) is required to recuse himself or herself with respect to any matter that might otherwise be properly acted upon by the Committee, whether by reason of applicable law or the Company’s Certificate of Incorporation, as amended, Bylaws, as amended, and policies or otherwise, (b) after consultation with counsel for the Company, determines that it is in the best interests of the Company for the director to recuse himself or herself from any such matter whether to maintain the Company’s ability to deduct compensation in excess of $1,000,000 to the named executive officers under Section 162(m) of the Internal Revenue Code, to facilitate reliance on an exemption from short swing profit liability under Rule 16b-3 under the 34 Act or otherwise, or (c) deems it appropriate in his or her judgment to recuse himself or herself with respect to any such matter, then such matter shall be referred to a subcommittee of the Committee for disposition.

5.	Meetings. The Committee will meet with such frequency, and at such times as its Chairperson, or a majority of the Committee, determines. A special meeting of the Committee may be called by the Chairperson and will be called promptly upon the request of any two Committee members. The agenda of each meeting will be prepared by the Chairperson and circulated to each member prior to the meeting date. Unless the Committee or the Board adopts other procedures, the provisions of the Company’s Bylaws applicable to meetings of Board committees will govern meetings of the Committee.

6.	Minutes. Minutes of each meeting will be kept with the regular corporate records.

7.	Subcommittees. The Committee has the power, in its discretion, to delegate all or a portion of its duties and responsibilities to one or more subcommittees.

8.	Reliance; Expert; Cooperation.

8.1	Retention of Independent Counsel and Advisors. The Committee has the power, in its discretion, to retain at the Company’s expense, such independent counsel and other advisors and experts as it deems necessary or appropriate to carry out its duties.

(a)	Compensation Consultant. The Board delegates to the Committee the express authority to decide whether to retain a compensation consultant to assist in the evaluation of compensation pursuant to this Charter. If the Committee decides in its discretion to retain such a firm, the Board delegates to the Committee the sole authority to retain and terminate any such firm and to approve the firm’s fees and other retention terms.

8.2	Reliance Permitted. In carrying out its duties, the Committee will act in reliance on management, the independent public accountants, internal auditors, outside advisors and experts, as it deems necessary or appropriate.

8.3	Investigations. The Committee has the authority to conduct any investigation it deems necessary or appropriate to fulfilling its duties.

8.4	Required Participation of Employees. The Committee shall have unrestricted access to the independent public accountants, the internal auditors, internal and outside counsel, and anyone else in the Company, and may require any officer or employee of the Company or the Company’s outside counsel or independent public accountants to attend a meeting of the Committee or to meet with any members of, or consultants or advisors to the Committee.

PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF

MSC.SOFTWARE CORPORATION

The undersigned hereby appoints John A. Mongelluzzo, Douglas W. Campbell and John J. Laskey and each of them, with power to act without the others and with full power of substitution and resubstitution, as proxies and attorneys-in-fact of the undersigned and hereby authorizes them to represent and vote, as provided on the other side, all the shares of MSC.Software Corporation common stock which the undersigned is entitled to vote at the Annual Meeting of Stockholders of MSC.Software Corporation to be held on May 22, 2007 or at any adjournment or postponement thereof (the “Annual Meeting”), and, in their discretion, to vote upon such other business as may properly come before the Annual Meeting, with all powers which the undersigned would possess if present at the Annual Meeting.

(Continued, and to be marked, dated and signed, on the other side)

Address Change/Comments (Mark the corresponding box on the reverse side)

<    FOLD AND DETACH HERE    <

You can now access your MSC.Software Corporation account online.

Access your MSC.Software Corporation shareholder/stockholder account online via Investor ServiceDirect® (ISD).

Mellon Investor Services LLC, Transfer Agent for MSC.Software Corporation, now makes it easy and convenient to get current information on your shareholder account.

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THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS INDICATED, WILL BE VOTED “FOR” THE NOMINEES AND “FOR” RATIFICATION OF DELOITTE & TOUCHE LLP.						Mark Here for Address Change or Comments	☐
PLEASE SEE REVERSE SIDE

The Board of Directors recommends a vote FOR Items 1 and 2

	FOR	WITHHELD FOR ALL			FOR	AGAINST	ABSTAIN
ITEM 1. ELECTION OF DIRECTORS Nominees:	☐	☐
01 Donald Glickman (Class I) 02 William F. Grun (Class I) 03 George N. Riordan (Class II)			ITEM 2–	RATIFICATION OF APPOINTMENT OF DELOITTE & TOUCHE LLP AS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	FOR ☐	AGAINST ☐	ABSTAIN ☐
Choose MLinkSM for fast, easy and secure 24/7 online access to your future proxy materials, investment plan statements, tax documents and more. Simply log on to Investor ServiceDirect® at www.melloninvestor.com/isd where step-by-step instructions will prompt you through enrollment.
Withheld for the nominees listed below: (Write the nominee’s name in the space provided below.)
_______________________________________

Signature ________________________________     Signature _______________________________     Date ________________

NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

Ù    FOLD AND DETACH HERE    Ù

Vote by Internet or Telephone or Mail

24 Hours a Day, 7 Days a Week

Internet and telephone voting is available through 11:59 PM Eastern Daylight Savings Time on May 21, 2007.

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

Internet	O R	Telephone	O R	Mail
http://www.proxyvoting.com/mnsc		1-866-540-5760
Use the Internet to vote your proxy. Have your proxy card in hand when you access the web site.		Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call.		Mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

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You can view the Annual Report and Proxy Statement

on the internet at: http://www.mscsoftware.com/ir